                                                                    Exhibit 10.3

                                                                  EXECUTION COPY


                        BRIDGE FACILITY CREDIT AGREEMENT

                                  by and among


                                CVS CORPORATION,


                            THE LENDERS PARTY HERETO,

             BANK OF AMERICA, N.A., CREDIT SUISSE FIRST BOSTON, and
                           WACHOVIA SECURITIES, INC.,
                            as Co-Syndication Agents,


                                       and


                              THE BANK OF NEW YORK,
                             as Administrative Agent


                                   ----------

                            Dated as of June 11, 2004

                                   ----------


                            BNY CAPITAL MARKETS, INC.
                        as Lead Arranger and Book Runner

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                                TABLE OF CONTENTS

1.   DEFINITIONS AND PRINCIPLES OF CONSTRUCTION ..........................................1
     1.1   Definitions ...................................................................1
     1.2   Principles of Construction ...................................................14

2.   AMOUNT AND TERMS OF LOANS ..........................................................14
     2.1   Loans ........................................................................14
     2.2   Notice of Borrowing Loans ....................................................15
     2.3   [Intentionally Omitted] ......................................................15
     2.4   Use of Proceeds ..............................................................15
     2.5   Termination or Reduction of Commitments ......................................16
     2.6   Prepayments of Loans .........................................................17
     2.7   [Intentionally Omitted] ......................................................17
     2.8   Notes ........................................................................17

3.   PROCEEDS, PAYMENTS, CONVERSIONS, INTEREST, YIELD PROTECTION AND FEES ...............17
     3.1   Disbursement of the Proceeds of the Loans ....................................17
     3.2   Payments .....................................................................18
     3.3   Conversions; Other Matters ...................................................19
     3.4   Interest Rates and Payment Dates .............................................20
     3.5   Indemnification for Loss .....................................................21
     3.6   Reimbursement for Costs, Etc. ................................................22
     3.7   Illegality of Funding ........................................................23
     3.8   Option to Fund; Substituted Interest Rate ....................................23
     3.9   Certificates of Payment and Reimbursement ....................................24
     3.10  Taxes; Net Payments ..........................................................24
     3.11  Facility Fees ................................................................25
     3.12  [Intentionally Omitted] ......................................................26
     3.13  Replacement of Lender ........................................................26

4.   REPRESENTATIONS AND WARRANTIES .....................................................26
     4.1   Existence and Power ..........................................................26
     4.2   Authority ....................................................................27
     4.3   Binding Agreement ............................................................27
     4.4   Litigation ...................................................................27
     4.5   No Conflicting Agreements ....................................................27
     4.6   Taxes ........................................................................28
     4.7   Compliance with Applicable Laws; Filings .....................................28
     4.8   Governmental Regulations .....................................................28

                                       ii
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
     4.9   Federal Reserve Regulations; Use of Proceeds .................................29
     4.10  No Misrepresentation .........................................................29
     4.11  Plans ........................................................................29
     4.12  Environmental Matters ........................................................30
     4.13  Financial Statements .........................................................30

5.   CONDITIONS OF LENDING - FIRST LOANS ON THE FIRST BORROWING DATE ....................31
     5.1   Evidence of Corporate Action .................................................31
     5.2   Notes ........................................................................31
     5.3   Opinion of Counsel to the Borrower ...........................................31
     5.4   Rating .......................................................................31

6.   CONDITIONS OF LENDING - ALL LOANS ..................................................31
     6.1   Compliance ...................................................................32
     6.2   Requests .....................................................................32
     6.3   Loan Closings ................................................................32
     6.4   Eckerd Acquisition ...........................................................32

7.   AFFIRMATIVE COVENANTS ..............................................................32
     7.1   Legal Existence ..............................................................32
     7.2   Taxes ........................................................................33
     7.3   Insurance ....................................................................33
     7.4   Performance of Obligations ...................................................33
     7.5   Condition of Property ........................................................33
     7.6   Observance of Legal Requirements .............................................33
     7.7   Financial Statements and Other Information ...................................34
     7.8   Records ......................................................................35
     7.9   Authorizations ...............................................................35

8.   NEGATIVE COVENANTS .................................................................35
     8.1   Subsidiary Indebtedness ......................................................35
     8.2   Liens ........................................................................36
     8.3   Dispositions .................................................................36
     8.4   Merger or Consolidation, Etc. ................................................37
     8.5   Acquisitions .................................................................37
     8.6   Restricted Payments ..........................................................37
     8.7   Limitation on Upstream Dividends by Subsidiaries .............................37
     8.8   Limitation on Negative Pledges ...............................................38
     8.9   Ratio of Consolidated Indebtedness to Total Capitalization ...................38
     8.10  Eckerd Acquisition ...........................................................38

                                       iii
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
9.   DEFAULT ............................................................................39
     9.1   Events of Default ............................................................39
     9.2   Remedies .....................................................................41

10.  AGENT ..............................................................................42
     10.1  Appointment ..................................................................42
     10.2  Delegation of Duties .........................................................42
     10.3  Exculpatory Provisions .......................................................42
     10.4  Reliance by Administrative Agent .............................................43
     10.5  Notice of Default ............................................................43
     10.6  Non-Reliance .................................................................43
     10.7  [Intentionally Omitted] ......................................................44
     10.8  Administrative Agent in Its Individual Capacity ..............................44
     10.9  Successor Administrative Agent ...............................................44
     10.10 Co-Syndication Agents ................................................ .......45

11.  OTHER PROVISIONS ...................................................................45
     11.1  Amendments, Waivers, Etc. ....................................................45
     11.2  Notices ......................................................................46
     11.3  No Waiver; Cumulative Remedies ...............................................47
     11.4  Survival of Representations and Warranties ...................................47
     11.5  Payment of Expenses and Taxes; Indemnified Liabilities .......................47
     11.6  Lending Offices ..............................................................48
     11.7  Successors and Assigns .......................................................48
     11.8  Counterparts .................................................................51
     11.9  Set-off and Sharing of Payments ..............................................52
     11.10 Indemnity ....................................................................52
     11.11 Governing Law ................................................................54
     11.12 Severability .................................................................54
     11.13 Integration ..................................................................54
     11.14 Treatment of Certain Information .............................................54
     11.15 Acknowledgments ..............................................................55
     11.16 Consent to Jurisdiction ......................................................55
     11.17 Service of Process ...........................................................55
     11.18 No Limitation on Service or Suit .............................................56
     11.19 WAIVER OF TRIAL BY JURY ......................................................56
     11.20 Effective Date ...............................................................56

                                       iv
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EXHIBITS

Exhibit    A        List of Commitments
Exhibit    B        Form of Note
Exhibit    C        Form of Borrowing Request
Exhibit    D-1      Form of Opinion of Counsel to the Borrower
Exhibit    D-2      Form of Opinion of Special Counsel to the Borrower
Exhibit    E        Form of Assignment and Acceptance Agreement

                                        v
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            BRIDGE FACILITY CREDIT AGREEMENT, dated as of June 11, 2004, by and among CVS CORPORATION, a Delaware corporation (the "BORROWER"), the Lenders party hereto from time to time (each a "LENDER" and, collectively, the "LENDERS"), BANK OF AMERICA, N.A., CREDIT SUISSE FIRST BOSTON, and WACHOVIA SECURITIES, INC., as co-syndication agents (in such capacity, each a "CO-SYNDICATION AGENT") and THE BANK OF NEW YORK ("BNY"), as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT").

1.   DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

     1.1    Definitions

            When used in any Loan Document (as defined below), each of the following terms shall have the meaning ascribed thereto unless the context otherwise specifically requires:

     "ABR ADVANCES": the Loans (or any portions thereof) at such time as they (or such portions) are made or are being maintained at a rate of interest based upon the Alternate Base Rate.

     "ACCUMULATED FUNDING DEFICIENCY": as defined in Section 302 of ERISA.

     "ACQUISITION": with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including by devise, bequest, gift, through a dividend or otherwise), of (a) stock of, or other equity securities of, any other Person if, immediately thereafter, such other Person would be either a consolidated subsidiary of such Person or otherwise under the control of such Person, (b) any business, going concern or division or segment thereof, or (c) the Property of any other Person other than in the ordinary course of business, provided that (i) no acquisition of substantially all of the assets, or any division or segment, of such other Person shall be deemed to be in the ordinary course of business and (ii) no redemption, retirement, purchase or acquisition by any Person of the stock or other equity securities of such Person shall be deemed to constitute an Acquisition.

     "ADMINISTRATIVE AGENT": as defined in the preamble.

     "ADMINISTRATIVE QUESTIONNAIRE": an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "AFFECTED ADVANCE": as defined in Section 3.8(b).

     "AFFILIATE": with respect to any Person at any time and from time to time, any other Person (other than a wholly-owned subsidiary of such Person) which, at such time (a) controls such Person, (b) is controlled by such Person or (c) is under common control with such Person. The term "control", as used in this definition with respect to any Person, means the power, whether direct or indirect through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise.

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     "AGGREGATE COMMITMENT AMOUNT": at any time, the sum of the Commitment
Amounts of the Lenders at such time under this Agreement.

     "AGGREGATE CREDIT EXPOSURE": at any time, the sum at such time of the aggregate Credit Exposure of the Lenders at such time under this Agreement.

     "AGREEMENT": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "ALTERNATE BASE RATE": for any day, a rate per annum equal to the greater of (a) the BNY Rate in effect on such day, or (b) 0.50% plus the Federal Funds Effective Rate (rounded, if necessary, to the nearest l/100th of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%) in effect on such day.

     "APPLICABLE MARGIN": (i) with respect to the unpaid principal balance of ABR Advances, the applicable percentage set forth below in the column entitled "ABR Advances", (ii) with respect to the unpaid principal balance of Eurodollar Advances, the applicable percentage set forth below in the column entitled "Eurodollar Advances" and (iii) with respect to the Facility Fee, the applicable percentage set forth below in the column entitled "Facility Fee" in each case opposite the applicable Pricing Level:

                                            ABR            Eurodollar          Facility
            Pricing Level                 Advances          Advances            Fee
            ---------------------------------------------------------------------------
            Pricing Level I                  0%              0.155%             0.045%

            Pricing Level II                 0%              0.195%             0.055%

            Pricing Level III                0%              0.235%             0.065%

            Pricing Level IV                 0%              0.300%             0.075%

            Pricing Level V                  0%              0.350%             0.100%

            Pricing Level VI                 0%              0.425%             0.125%

            Pricing Level VII                0%              0.500%             0.150%

Decreases in the Applicable Margin resulting from a change in Pricing Level shall become effective upon the delivery by the Borrower to the Administrative Agent of a notice pursuant to Section 7.7(d). Increases in the Applicable Margin resulting from a change in Pricing Level shall become effective on the effective date of any downgrade or withdrawal in the rating by Moody's or S&P of the senior unsecured long term debt rating of the Borrower.

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     "APPROVED FUND": with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "ASSIGNMENT AND ACCEPTANCE AGREEMENT": an assignment and acceptance agreement executed by an assignor and an assignee pursuant to which, subject to the terms and conditions hereof and thereof, the assignor assigns to the assignee all or any portion of such assignor's Loans, Notes and Commitment, substantially in the form of Exhibit E.

     "BENEFITED LENDER": as defined in Section 11.9(b).

     "BNY": as defined in the preamble.

     "BNY RATE": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

     "BORROWER": as defined in the preamble.

     "BORROWING DATE": any Domestic Business Day or Eurodollar Business Day, as the case may be, on which the Lenders shall make Loans pursuant to a Borrowing Request.

     "BORROWING REQUEST": a request for Loans in the form of Exhibit C.

     "CHANGE OF CONTROL": any of the following:

     (i) any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), (a) shall have or acquire beneficial ownership of securities having 30% or more of the ordinary voting power of the Borrower or (b) shall possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Borrower, whether through the ownership of voting securities, by contract or otherwise; or

     (ii) the Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the Borrower then in office.

     "COMMITMENT": in respect of any Lender, such Lender's undertaking to make Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not to exceed the Commitment Amount of such Lender.

     "COMMITMENT AMOUNT": at any time and with respect to any Lender, the amount set forth adjacent to such Lender's name under the heading "Commitment Amount" in Exhibit A at such time or, in the event that such Lender is not listed on Exhibit A, the "Commitment Amount" which such Lender shall have assumed from another Lender in accordance with Section 11.7 on or prior to such time, as the same may be adjusted from time to time pursuant to Sections 2.5 and 11.7(c).

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     "COMMITMENT PERCENTAGE": at any time and with respect to any Lender, a fraction the numerator of which is such Lender's Commitment Amount at such time, and the denominator of which is the Aggregate Commitment Amount at such time.

     "COMMITMENT PERIOD": the period commencing on the Effective Date and ending on the Commitment Termination Date, or on such earlier date as all of the Commitments shall have been terminated in accordance with the terms hereof.

     "COMMITMENT TERMINATION DATE": the earlier of (i) the Business Day immediately preceding the 180th day following the day of closing of the Eckerd Acquisition and (ii) the Expiration Date.

     "COMPENSATORY INTEREST PAYMENT": as defined in Section 3.4(c).

     "CONSOLIDATED": the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP.

     "CONTINGENT OBLIGATION": as to any Person (the "secondary obligor"), any obligation of such secondary obligor (a) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (b) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such secondary obligor, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor,
(ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation,
(iv) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof, and (v) in respect of the Indebtedness of any partnership in which such secondary obligor is a general partner, except to the extent that such Indebtedness of such partnership is nonrecourse to such secondary obligor and its separate Property, PROVIDED that the term "Contingent Obligation" shall not include the indorsement of instruments for deposit or collection in the ordinary course of business.

     "CONTINUING DIRECTOR": any member of the board of directors of the Borrower who (i) is a member of that board of directors on the Effective Date or (ii) was nominated for election by the board of directors a majority of whom were directors on the Effective Date or whose election or nomination for election was previously approved by one or more of such directors.

     "CONTROL PERSON": as defined in Section 3.6.

     "CONVERT", "CONVERSION" and "CONVERTED": each, a reference to a conversion pursuant to Section 3.3 of one Type of Loan into another Type of Loan.

     "COSTS": as defined in Section 3.6.

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     "CO-SYNDICATION AGENTS": as defined in the preamble.

     "CREDIT EXPOSURE": with respect to any Lender at any time, the outstanding principal balance of such Lender's Loans at such time under this Agreement.

     "CREDIT PARTIES" means the Administrative Agent, the Co-Syndication Agents and the Lenders.

     "DEFAULT": any of the events specified in Section 9.1, whether any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "DISPOSITION": with respect to any Person, any sale, assignment, transfer or other disposition by such Person by any means, of:

     (a)    the Stock of, or other equity interests of, any other Person,

     (b)    any business, operating entity, division or segment thereof, or

     (c) any other Property of such Person, other than (i) the sale of inventory (other than in connection with bulk transfers), (ii) the disposition of equipment and (iii) the sale of cash investments.

     "DIVIDEND RESTRICTIONS": as defined in Section 8.7.

     "DOLLAR" OR "$": lawful currency of the United States of America.

     "DOMESTIC BUSINESS DAY": any day (other than a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City.

     "ECKERD": Eckerd Corporation, a Delaware corporation.

     "ECKERD ACQUISITION": the acquisition by the Borrower from Eckerd of approximately 1260 drugstores located mainly in the southern United States, including Texas and Florida, as well as Eckerd's mail order, specialty pharmacy and pharmacy benefits management businesses pursuant to the Eckerd Asset Purchase Agreement.

     "ECKERD ASSET PURCHASE AGREEMENT": the Asset Purchase Agreement, dated as of April 4, 2004, between the Borrower, CVS Pharmacy, Inc. and J.C. Penney Company, Inc. and certain of its subsidiaries, including Eckerd (as amended, supplemented or otherwise modified from time to time in accordance with Section 8.10).

     "EFFECTIVE DATE": as defined in Section 11.20.

     "ELIGIBLE ASSIGNEE": (i) any commercial bank, investment bank, trust company, banking association, financial institution, mutual fund, pension fund or any Approved Fund or (ii) any Lender or any Affiliate or any Approved Fund of such Lender.

     "ELIGIBLE SPC": a special purpose corporation that (i) is organized under the laws of the United States or any state thereof, (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's.

     "EMPLOYEE BENEFIT PLAN": an employee benefit plan, within the meaning of
Section 3(3) of ERISA, maintained, sponsored or contributed to by the Borrower, any Subsidiary or any ERISA Affiliate.

     "ENVIRONMENTAL LAWS": all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "ENVIRONMENTAL LIABILITY": as to any Person, any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of such Person directly or indirectly resulting from or based upon (i) violation of any Environmental Law,
(ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) exposure to any Hazardous Materials,
(iv) the release or threatened release of any Hazardous Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

     "ERISA AFFILIATE": when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Internal Revenue Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Internal Revenue Code or, solely with respect to the applicable provisions of the Internal Revenue Code, Sections 414(m) or (o) of the Internal Revenue Code, of which the Borrower or any Subsidiary is a member.

     "ESOP GUARANTY": the guaranty of the 8.52% ESOP Note maturing 2008 in the aggregate unpaid principal amount, as of January 3, 2004, of $163,200,000.

     "EURODOLLAR ADVANCE": a portion of the Loans selected by the Borrower to bear interest during a Eurodollar Interest Period selected by the Borrower at a rate per annum based upon a Eurodollar Rate determined with reference to such Eurodollar Interest Period, all pursuant to and in accordance with Section 2.2 or 3.3.

     "EURODOLLAR BUSINESS DAY": any Domestic Business Day, other than a Domestic Business Day on which banks are not open for dealings in Dollar deposits in the interbank eurodollar market.

     "EURODOLLAR INTEREST PERIOD": the period commencing on any Eurodollar Business Day selected by the Borrower in accordance with Section 2.1 or Section
3.3 and ending one, two or three months thereafter, as selected by the Borrower in accordance with either such Sections, subject to the following:

     (i) if any Eurodollar Interest Period would otherwise end on a day which is not a Eurodollar Business Day, such Eurodollar Interest Period shall be extended to the immediately succeeding Eurodollar Business Day unless the result of such extension would be to carry the end of such Eurodollar Interest Period into another calendar month, in which event such Eurodollar Interest Period shall end on the Eurodollar Business Day immediately preceding such day; and

     (ii) if any Eurodollar Interest Period shall begin on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period), such Eurodollar Interest Period shall end on the last Eurodollar Business Day of such latter calendar month.

     "EURODOLLAR RATE": with respect to each Eurodollar Advance and as determined by the Administrative Agent, the rate of interest per annum (rounded, if necessary, to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%) equal to a fraction, the numerator of which is the rate per annum quoted by BNY at approximately 11:00 A.M. (or as soon thereafter as practicable) two Eurodollar Business Days prior to the first day of such Eurodollar Interest Period to leading banks in the interbank eurodollar market as the rate at which BNY is offering Dollar deposits in an amount approximately equal to its portion of such Eurodollar Advance and having a period to maturity approximately equal to the Eurodollar Interest Period applicable to such Eurodollar Advance, and the denominator of which is an amount equal to 1.00 MINUS the aggregate of the then stated maximum rates during such Eurodollar Interest Period of all reserve requirements (including marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States money center banks are subject, in respect of eurocurrency liabilities.

     "EVENT OF DEFAULT": any of the events specified in Section 9.1, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

     "EXPIRATION DATE": the earliest of (i) 180 days following the date of closing of the Eckerd Acquisition, (ii) September 30, 2004 if for any reason the Eckerd Acquisition shall not have closed on or before September 30, 2004, and
(iii) the date on which the Loans shall become due and payable, whether by acceleration, notice of intention to prepay (other than by notice of intention of optional prepayment unless, concurrently therewith, a notice of optional termination of the Commitments shall have been delivered) or otherwise.

     "FACILITY FEE": as defined in Section 3.11.

     "FEDERAL FUNDS EFFECTIVE RATE": for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Domestic Business Day, for the next preceding Domestic Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Domestic Business Day, the average (rounded, if necessary, to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

     "FEES": as defined in Section 3.2(a).

     "FINANCIAL STATEMENTS": as defined in Section 4.13.

     "FOREIGN LENDER": any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

     "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

     "GOVERNMENTAL AUTHORITY": any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

     "GRANTING LENDER": as defined in Section 11.7(h).

     "HAZARDOUS MATERIALS": all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "HIGHEST LAWFUL RATE": as to any Lender, the maximum rate of interest, if any, which at any time or from time to time may be contracted for, taken, charged or received on the Loans or the Notes or which may be owing to such Lender pursuant to this Agreement under the laws applicable to such Lender and this Agreement.

     "INDEBTEDNESS": as to any Person at a particular time, all items of such Person which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables and accrued expenses incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) indebtedness with respect to any conditional sale or other title retention agreement, (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit (excluding for purposes of Sections 8.1 and 8.9 letters of credit obtained in the ordinary course of business by the Borrower or any Subsidiary) issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts, (e) that portion of any obligation of such Person, as lessee, which in accordance with GAAP is required to be capitalized on a balance sheet of such Person, (f) all indebtedness described in (a) - (e) above secured by any Lien on any Property owned by such Person even though such Person shall not have assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual Liens arising in the ordinary course of business), and (g) Contingent Obligations in respect of any indebtedness described in items (a) - (f) above, PROVIDED that, for purposes of this definition, Indebtedness shall not include Intercompany Debt and obligations in respect of interest rate caps, collars, exchanges, swaps or other, similar agreements.

     "INDEMNIFIED LIABILITIES": as defined in Section 11.5.

     "INDEMNIFIED PERSON": as defined in Section 11.10.

     "INTERCOMPANY DEBT": (i) Indebtedness of the Borrower to one or more of the Subsidiaries of the Borrower and (ii) demand Indebtedness of one or more of the Subsidiaries of the Borrower to the Borrower or any one or more of the other Subsidiaries of the Borrower.

     "INTERCOMPANY DISPOSITION": a Disposition by the Borrower or any of the Subsidiaries of the Borrower to the Borrower or to any of the other Subsidiaries of the Borrower.

     "INTEREST PAYMENT DATE": (i) as to any ABR Advance, the last day of each March, June, September and December, commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance and (ii) as to any Eurodollar Advance, the last day of such Eurodollar Interest Period

     "INTERNAL REVENUE CODE": the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

     "LENDER": as defined in the preamble.

     "LIEN": any mortgage, pledge, hypothecation, assignment, lien, deposit arrangement, charge, encumbrance or other security arrangement or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "LOAN" OR "LOANS": as defined in Section 2.1.

     "LOAN DOCUMENTS": this Agreement and, upon the execution and delivery thereof, the Notes, if any.

     "MARGIN STOCK": any "margin stock", as said term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

     "MATERIAL ADVERSE": with respect to any change or effect, a material adverse change in, or effect on, as the case may be, (i) the financial condition, operations, business, or Property of the Borrower and the Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the ability of the Administrative Agent or any Lender to enforce the Loan Documents.

     "MOODY'S": Moody's Investors Service, Inc.

     "MULTIEMPLOYER PLAN": a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "NET PROCEEDS": with respect to the issuance of any equity securities by the Borrower in a registered public offering or private placement or the issuance of long term Indebtedness by the Borrower or any of its Subsidiaries in a registered public offering or a private placement, (i) the cash proceeds received in respect of such issuance, including (a) any cash received in respect of any non-cash proceeds, but only as and when received and (b) any cash subscription payment or other cash consideration paid in connection therewith, net of (ii) the sum of all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to third parties in connection with such event.

     "NET WORTH": at any date of determination, the sum of all amounts which would be included under shareholders' equity on a Consolidated balance sheet of the Borrower and the Subsidiaries determined in accordance with GAAP as at such date.

     "NEW 364 DAY CREDIT AGREEMENT": the 364 Day Credit Agreement, by and among the Borrower, the lenders party thereto, Bank of America, N.A., Credit Suisse First Boston, and Wachovia Securities, Inc., as co-syndication agents, SunTrust Bank, as documentation agent, certain other parties thereto and BNY, as administrative agent thereunder, as contemplated as of the date hereof.

     "NEW FIVE YEAR CREDIT AGREEMENT": the Five Year Credit Agreement, by and among the Borrower, the lenders party thereto, Bank of America, N.A., Credit Suisse First Boston, and Wachovia Securities, Inc., as co-syndication agents, ABN AMRO Bank N.V., as documentation agent, certain other parties thereto and BNY, as administrative agent thereunder, as contemplated as of the date hereof.

     "NOTE": with respect to each Lender that has requested one, a promissory note evidencing such Lender's Loans payable to the order of such Lender (or, if required by such Lender, to such Lender and its registered assigns), substantially in the form of Exhibit B.

     "PARTICIPANT": as defined in Section 11.7(e).

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

     "PENSION PLAN": at any time, any Employee Benefit Plan (including a Multiemployer Plan) subject to Section 302 of ERISA or Section 412 of the Internal Revenue Code, the funding requirements of which are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of the Borrower, any Subsidiary or an ERISA Affiliate.

     "PERSON": any individual, firm, partnership, limited liability company, joint venture, corporation, association, business trust, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

     "PRICING LEVEL": Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV, Pricing Level V, Pricing Level VI or Pricing Level VII, as the case may be.

     "PRICING LEVEL I": any time when the senior unsecured long term debt rating of the Borrower by (x) S&P is AA - or higher or (y) Moody's is Aa3 or higher.

     "PRICING LEVEL II": any time when (i) the senior unsecured long term debt rating of the Borrower by (x) S&P is A+ or higher or (y) Moody's is A1 or higher and (ii) Pricing Level I does not apply.

     "PRICING LEVEL III": any time when (i) the senior unsecured long term debt rating of the Borrower by (x) S&P is A or higher or (y) Moody's is A2 or higher and (ii) neither Pricing Level I nor II applies.

     "PRICING LEVEL IV": any time when (i) the senior unsecured long term debt rating of the Borrower by (x) S&P is A - or higher or (y) Moody's is A3 or higher and (ii) none of Pricing Level I, II or III applies.

     "PRICING LEVEL V": any time when (i) the senior unsecured long term debt rating of the Borrower by (x) S&P is BBB+ or higher or (y) Moody's is Baa1 or higher and (ii) none of Pricing Level I, II, III or IV applies.

     "PRICING LEVEL VI": any time when (i) the senior unsecured long term debt rating of the Borrower by (x) S&P is BBB or higher or (y) Moody's is Baa2 or higher and (ii) none of Pricing Level I, II, III, IV or V applies.

     "PRICING LEVEL VII": any time when none of Pricing Level I, II, III, IV, V or VI applies.

     Notwithstanding each definition of Pricing Level set forth above, if at any time the senior unsecured long term debt ratings of the Borrower by S&P and Moody's differ by more than one equivalent rating level, then the applicable Pricing Level shall be determined based upon the lower such rating adjusted upwards to the next higher rating level.

     "PRINCIPAL OFFICE": from time to time, the principal office of BNY, located on the date hereof in New York, New York.

     "PROHIBITED TRANSACTION": a transaction that is prohibited under Section 4975 of the Internal Revenue Code or Section 406 of ERISA and not exempt under
Section 4975 of the Internal Revenue Code or Section 408 of ERISA.

     "PROPERTY": in respect of any Person, all types of real, personal or mixed property and all types of tangible or intangible property owned or leased by such Person.

     "REGULATORY CHANGE": (a) the introduction or phasing in of any law, rule or regulation after the date hereof, (b) the issuance or promulgation after the date hereof of any directive, guideline or request from any central bank or United States or foreign Governmental Authority (whether or not having the force of law), or (c) any change after the date hereof in the interpretation of any existing law, rule, regulation, directive, guideline or request by any central bank or United States or foreign Governmental Authority charged with the administration thereof, in each case applicable to the transactions contemplated by this Agreement.

     "RELATED PARTIES": with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "REPLACED LENDER": as defined in Section 3.13.

     "REPLACEMENT LENDER": as defined in Section 3.13.

     "REPORTABLE EVENT": with respect to any Pension Plan, (a) any event set forth in Sections 4043(c) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(e) or 4063(a) of ERISA, or the regulations thereunder, (b) an event requiring the Borrower, any Subsidiary or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Internal Revenue Code, or (c) the failure to make any payment required by Section 412(m) of the Internal Revenue Code.

     "REQUIRED LENDERS": at any time, Lenders having a Commitment Amount and Credit Exposure equal to or more than 51% of the Aggregate Commitment Amount and Aggregate Credeit Exposure at such time.

     "RESTRICTED PAYMENT": with respect to any Person, any of the following, whether direct or indirect: (a) the declaration or payment by such Person of any dividend or distribution on any class of Stock of such Person, other than a dividend payable solely in shares of that class of Stock to the holders of such class, (b) the declaration or payment by such Person of any distribution on any other type or class of equity interest or equity investment in such Person, and
(c) any redemption, retirement, purchase or acquisition of, or sinking fund or other similar payment in respect of, any class of Stock of, or other type or class of equity interest or equity investment in, such Person.

     "RESTRICTIVE AGREEMENT": as defined in Section 8.7.

     "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

     "SOLVENT": with respect to any Person on a particular date, the condition that on such date, (i) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small amount of capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability after taking into account probable payments by co-obligors.

     "SPECIAL COUNSEL": such counsel as the Administrative Agent may engage from time to time.

     "SUBSIDIARY": at any time and from time to time, any corporation, association, partnership, limited liability company, joint venture or other business entity of which the Borrower and/or any Subsidiary of the Borrower, directly or indirectly at such time, either (a) in respect of a corporation, owns or controls more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

     "TANGIBLE NET WORTH": at any date of determination, Net Worth less all assets of the Borrower and its Subsidiaries included in such Net Worth, determined on a Consolidated basis at such date, that would be classified as intangible assets in accordance with GAAP.

     "TERMINATION EVENT": with respect to any Pension Plan, (a) a Reportable Event, (b) the termination of a Pension Plan under Section 4041(c) of ERISA, or the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, or the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA (except an amendment made after such Pension Plan satisfies the requirement for a standard termination under Section 4041(b) of ERISA), (c) the institution of proceedings by the PBGC to terminate a Pension Plan under Section 4042 of ERISA, or (d) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

     "TOTAL CAPITALIZATION": at any date, the sum of the Borrower's Consolidated Indebtedness and shareholders' equity on such date, determined in accordance with GAAP.

     "TYPE": with respect to any Loan, the characteristic of such Loan as an ABR Advance or a Eurodollar Advance, each of which constitutes a Type of Loan.

     "UNQUALIFIED AMOUNT": as defined in Section 3.4(c).

     "UPSTREAM DIVIDENDS": as defined in Section 8.7.

     1.2    PRINCIPLES OF CONSTRUCTION

            (a) All capitalized terms defined in this Agreement shall have the meanings given such capitalized terms herein when used in the other Loan Documents or in any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise expressly provided therein.

            (b) Unless otherwise expressly provided herein, the word "FISCAL" when used herein shall refer to the relevant fiscal period of the Borrower. As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "HEREOF", "HEREIN", "HERETO" and "HEREUNDER" and similar words when used in each Loan Document shall refer to such Loan Document as a whole and not to any particular provision of such Loan Document, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

            (d) All references herein to a time of day shall mean the then applicable time in New York, New York, unless otherwise expressly provided herein.

            (e) Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof. Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

            (f) Whenever in any Loan Document or in any certificate or other document made or delivered pursuant thereto, the terms thereof require that a Person sign or execute the same or refer to the same as having been so signed or executed, such terms shall mean that the same shall be, or was, duly signed or executed by (i) in respect of any Person that is a corporation, any duly authorized officer thereof, and (ii) in respect of any other Person (other than an individual), any analogous counterpart thereof.

            (g) The words "INCLUDE" and "INCLUDING", when used in each Loan Document, shall mean that the same shall be included "without limitation", unless otherwise specifically provided.

2.   AMOUNT AND TERMS OF LOANS

     2.1    Loans

            Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make loans under this Agreement (each a "LOAN" and, collectively with each other Loan of such Lender and/or with each Loan of each other Lender, the "LOANS") to the Borrower from time to time during the Commitment Period, during which period the Borrower may borrow and prepay in accordance with the provisions hereof. At the time of the making of any Loans, the aggregate principal amount of the Loans of all Lenders to be made will not exceed the Aggregate Commitment Amount at such time. With respect to each Lender, at the time of the making of any Loan, the principal amount of such Lender's Loan constituting a part of the Loans to be made will not exceed the Commitment of such Lender at such time. Loans which are prepaid or repaid, in whole or in part, may not be reborrowed. At the option of the Borrower, indicated in a Borrowing Request, Loans may be made as ABR Advances or Eurodollar Advances. The aggregate outstanding principal balance of all Loans shall be due and payable on the Expiration Date.

     2.2    NOTICE OF BORROWING LOANS

            The Borrower agrees to notify the Administrative Agent, which notification shall be irrevocable, no later than (a) Noon on the proposed Borrowing Date in the case of Loans to consist of ABR Advances and (b) 10:00 A.M. at least two Eurodollar Business Days prior to the proposed Borrowing Date in the case of Loans to consist of Eurodollar Advances. Each such notice shall specify (i) the aggregate amount requested to be borrowed under the Commitments,
(ii) the proposed Borrowing Date, (iii) whether a borrowing of Loans is to be of ABR Advances or Eurodollar Advances, and the amount of each thereof and (iv) the Eurodollar Interest Period for such Eurodollar Advances. Each such notice shall be promptly confirmed by delivery to the Administrative Agent of a Borrowing Request. Each Loan shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $25,000,000. Borrowings of more than one Type may be outstanding at the same time. Each Eurodollar Advance to be made on a Borrowing Date, when aggregated with all amounts to be Converted to Eurodollar Advances on such date and having the same Eurodollar Interest Period as such Eurodollar Advance, shall equal no less than $10,000,000, or an integral multiple of $1,000,000 in excess thereof. Each ABR Advance made on each Borrowing Date shall equal no less than $5,000,000 or an integral multiple of $500,000 in excess thereof. The Administrative Agent shall promptly notify each Lender (by telephone or otherwise, such notification to be confirmed by fax or other writing) of each such Borrowing Request. Subject to its receipt of each such notice from the Administrative Agent and subject to the terms and conditions hereof, each Lender shall make immediately available funds available to the Administrative Agent at the address therefor set forth in Section 11.2 not later than 1:00 P.M. (3:00 P.M. in the event that such Loans constitute ABR Advances requested on the proposed Borrowing Date) on each Borrowing Date in an amount equal to such Lender's Commitment Percentage of the Loans requested by the Borrower on such Borrowing Date.

     2.3    [INTENTIONALLY OMITTED]

     2.4    USE OF PROCEEDS

            The Borrower agrees that the proceeds of the Loans shall be used solely to finance in part the purchase price of the Eckerd Acquisition or as a backup for commercial paper issued by the Borrower to finance in part the purchase price of the Eckerd Acquisition, in either case as a short term bridge to the expected completion by the Borrower of the issuance of long term

Indebtedness and/or equity securities in the aggregate amount of not less than $1 billion to refinance in full the Loans (it being understood that the Borrower makes no representations or warranties as to whether any such issuance will be consummated). Notwithstanding anything to the contrary contained in any Loan Document, the Borrower further agrees that no part of the proceeds of any Loan will be used, directly or indirectly, and whether immediately, incidentally or ultimately (i) for a purpose which violates any law, rule or regulation of any Governmental Authority, including the provisions of Regulations U or X of the Board of Governors of the Federal Reserve System, as amended or any provision of this Agreement, including, without limitation, the provisions of Section 4.9 and
(ii) to make a loan to any director or executive officer of the Borrower or any Subsidiary.

     2.5    TERMINATION OR REDUCTION OF COMMITMENTS

            (a) VOLUNTARY TERMINATION OR REDUCTIONS. At the Borrower's option and upon at least three Domestic Business Days' prior irrevocable notice to the Administrative Agent, the Borrower may (i) terminate the Commitments at any time, or (ii) permanently reduce the Aggregate Commitment Amount in part at any time and from time to time, PROVIDED that each such partial reduction shall be in an amount equal to at least $10,000,000 or an integral multiple of $1,000,000 in excess thereof, and PROVIDED FURTHER that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the consummation of the issuance of long term Indebtedness or equity securities (such notice to specify the proposed effective date), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to such specified effective date) if such condition is not satisfied and the Borrower shall indemnify the Lenders in accordance with Section 3.5.

            (b) MANDATORY REDUCTIONS. The Aggregate Commitment Amount shall be automatically and permanently reduced by an amount equal to (i) the aggregate amount of Loans made on each Borrowing Date and (ii) the Net Proceeds (if any) remaining after each mandatory prepayment made pursuant to Section 2.6(b). Each reduction described in clause (i) shall be effective on the applicable Borrowing Date immediately after giving effect to the applicable borrowing and each reduction described in clause (ii) shall be effective concurrently with the earlier of any prepayment of the Loans pursuant to Section 2.6(b) and the date such prepayment is required to be made pursuant to Section 2.6(b).

            (c) IN GENERAL. Each reduction of the Aggregate Commitment Amount shall be made by reducing each Lender's Commitment Amount by a sum equal to such Lender's Commitment Percentage of the amount of such reduction.

            (d) TERMINATION. In addition to any termination or reduction of the Commitments as otherwise provided herein, the Commitments shall be automatically terminated and the Aggregate Commitment Amount shall be reduced to zero on the Commitment Termination Date.

     2.6    PREPAYMENTS OF LOANS

            (a) VOLUNTARY PREPAYMENTS. The Borrower may prepay Loans, in whole or in part, without premium or penalty, but subject to Section 3.5 at any time and from time to time, by notifying the Administrative Agent, which notification shall be irrevocable, at least two Eurodollar Business Days, in the case of a prepayment of Eurodollar Advances or one Domestic Business Day, in the case of a prepayment of ABR Advances, prior to the proposed prepayment date specifying (i) the Loans to be prepaid, (ii) the amount to be prepaid, and (iii) the date of prepayment. Upon receipt of each such notice, the Administrative Agent shall promptly notify each Lender thereof. Each such notice given by the Borrower pursuant to this Section shall be irrevocable, PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.5(a), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.5(a), and the Borrower shall indemnify the Lenders in accordance with Section 3.5. Each partial prepayment under this Section shall be in a minimum amount of $1,000,000 ($500,000 in the case of ABR Advances) or an integral multiple of $1,000,000 ($100,000 in the case of ABR Advances) in excess thereof.

            (b) MANDATORY PREPAYMENTS. In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary, then, after such Net Proceeds are received (but no later than one Business Day thereafter), the Borrower shall prepay the Loans in an aggregate amount equal to such Net Proceeds.

            (c) IN GENERAL. Simultaneously with each prepayment hereunder, the Borrower shall prepay all accrued interest on the amount prepaid through the date of prepayment and indemnify the Lenders in accordance with Section 3.5.

     2.7    [INTENTIONALLY OMITTED]

     2.8    NOTES

            Any Lender may request that the Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Person or, if requested by such Person, such Person and its registered assigns. Thereafter, all Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 11.7) be represented by a Note in like form payable to the order of the payee named therein and its registered assigns.

3.   PROCEEDS, PAYMENTS, CONVERSIONS, INTEREST, YIELD PROTECTION AND FEES

     3.1    DISBURSEMENT OF THE PROCEEDS OF THE LOANS

            The Administrative Agent shall disburse the proceeds of the Loans at its office specified in Section 11.2 by crediting to the Borrower's general deposit account with the Administrative Agent the funds received from each Lender. Unless the Administrative Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be confirmed by fax or other writing) that such Lender will not make available to the Administrative Agent such Lender's Commitment Percentage of the Loans to be made by it on a Borrowing Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date in accordance with this Section, PROVIDED that such Lender received notice thereof from the Administrative Agent in accordance with the terms hereof, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent, forthwith on demand, such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 3.4(a) and, in the case of such Lender, the Federal Funds Effective Rate from the date such payment is due until the third day after such date and, thereafter, at the Federal Funds Effective Rate PLUS 2%. Any such payment by the Borrower shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan as part of such Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Loans.

     3.2    PAYMENTS

            (a) Each payment, including each prepayment, of principal and interest on the Loans and of the Facility Fee (together with all of the other fees to be paid to the Administrative Agent and the Lenders in connection with the Loan Documents, the "FEES"), and of all of the other amounts to be paid to the Administrative Agent and the Lenders in connection with the Loan Documents shall be made by the Borrower to the Administrative Agent at its office specified in Section 11.2 without setoff, deduction or counterclaim in funds immediately available in New York by 3:00 P.M. on the due date for such payment. The failure of the Borrower to make any such payment by such time shall not constitute a default hereunder, PROVIDED that such payment is made on such due date, but any such payment made after 3:00 P.M. on such due date shall be deemed to have been made on the next Domestic Business Day or Eurodollar Business Day, as the case may be, for the purpose of calculating interest on amounts outstanding on the Loans. If the Borrower has not made any such payment prior to 3:00 P.M., the Borrower hereby authorizes the Administrative Agent to deduct the amount of any such payment from such account(s) as the Borrower may from time to time designate in writing to the Administrative Agent, upon which the Administrative Agent shall apply the amount of such deduction to such payment. Promptly upon receipt thereof by the Administrative Agent, each payment of principal and interest on the Loans shall be remitted by the Administrative Agent in like funds as received to each Lender (a) first, pro rata according to the amount of interest which is then due and payable to the Lenders, and (b) second, pro rata according to the amount of principal which is then due and payable to the Lenders. Each payment of the Fees payable to the Lenders shall be promptly transmitted by the Administrative Agent in like funds as received to each Lender pro rata according to such Lender's Commitment Amount and Credit Exposure.

            (b) If any payment hereunder or under the Loans shall be due and payable on a day which is not a Domestic Business Day or Eurodollar Business Day, as the case may be, the due date thereof (except as otherwise provided in the definition of Eurodollar Interest Period) shall be extended to the next Domestic Business Day or Eurodollar Business Day, as the case may be, and (except with respect to payments in respect of the Facility Fee) interest shall be payable at the applicable rate specified herein during such extension.

     3.3    CONVERSIONS; OTHER MATTERS

            (a) The Borrower may elect at any time and from time to time to Convert one or more Eurodollar Advances to an ABR Advance by giving the Administrative Agent at least one Domestic Business Day's prior irrevocable notice of such election, specifying the amount to be so Converted. In addition, the Borrower may elect at any time and from time to time to Convert an ABR Advance to any one or more new Eurodollar Advances or to Convert any one or more existing Eurodollar Advances to any one or more new Eurodollar Advances by giving the Administrative Agent no later than 10:00 a.m. at least two Eurodollar Business Days' prior irrevocable notice, in the case of a Conversion to Eurodollar Advances, of such election, specifying the amount to be so Converted and the initial Eurodollar Interest Period relating thereto, PROVIDED that any Conversion of an ABR Advance to Eurodollar Advances shall only be made on a Eurodollar Business Day. The Administrative Agent shall promptly provide the Lenders with notice of each such election. Each Conversion of Loans from one Type to another shall be made pro rata according to the outstanding principal amount of the Loans of each Lender. ABR Advances and Eurodollar Advances may be Converted pursuant to this Section in whole or in part, PROVIDED that the amount to be Converted to each Eurodollar Advance, when aggregated with any Eurodollar Advance to be made on such date in accordance with Section 2.1 and having the same Eurodollar Interest Period as such first Eurodollar Advance, shall equal no less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

            (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of a Default or an Event of Default, the Borrower shall have no right to elect to Convert any existing ABR Advance to a new Eurodollar Advance or to Convert any existing Eurodollar Advance to a new Eurodollar Advance. In such event, such ABR Advance shall be automatically continued as an ABR Advance or such Eurodollar Advance shall be automatically Converted to an ABR Advance on the last day of the Eurodollar Interest Period applicable to such Eurodollar Advance. The foregoing shall not affect any other rights or remedies that the Administrative Agent or any Lender may have under this Agreement or any other Loan Document.

            (c) Each Conversion shall be effected by each Lender by applying the proceeds of each new ABR Advance or Eurodollar Advance, as the case may be, to the existing Advance (or portion thereof) being Converted (it being understood that such Conversion shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

            (d)  Notwithstanding any other provision of any Loan Document:

                 (i) if the Borrower shall have failed to elect a Eurodollar Advance under Section 2.2 or this Section 3.3, as the case may be, in connection with any borrowing of new Loans or expiration of an Eurodollar Interest Period with respect to any existing Eurodollar Advance, the amount of the Loans subject to such borrowing or such existing Eurodollar Advance shall thereafter be an ABR Advance until such time, if any, as the Borrower shall elect a new Eurodollar Advance pursuant to this Section 3.3,

                 (ii) the Borrower shall not be permitted to select a Eurodollar Advance the Eurodollar Interest Period in respect of which ends later than the Expiration Date, and

                 (iii) the Borrower shall not be permitted to have more than 15 Eurodollar Advances outstanding at any one time, it being understood and agreed that each borrowing of Eurodollar Advances pursuant to a single Borrowing Request shall constitute the making of one Eurodollar Advance for the purpose of calculating such limitation.

     3.4    INTEREST RATES AND PAYMENT DATES

            (a) PRIOR TO MATURITY. Except as otherwise provided in Sections 3.4(b) and 3.4(c), the Loans shall bear interest on the unpaid principal balance thereof at the applicable interest rate or rates per annum set forth below:

                 LOANS                                     RATE
--------------------------------------   -----------------------------------------------
Loans constituting ABR Advances          Alternate Base Rate applicable thereto PLUS the
                                         Applicable Margin.

Loans constituting Eurodollar Advances   Eurodollar Rate applicable thereto PLUS the
                                         Applicable Margin.

            (b) AFTER MATURITY, LATE PAYMENT RATE. After maturity, whether by acceleration, notice of intention to prepay or otherwise, the outstanding principal balance of the Loans shall bear interest at the Alternate Base Rate PLUS 2% per annum until paid (whether before or after the entry of any judgment thereon). Any payment of principal, interest or any Fees not paid on the date when due and payable shall bear interest at the Alternate Base Rate PLUS 2% per annum from the due date thereof until the date such payment is made (whether before or after the entry of any judgment thereon).

            (c) HIGHEST LAWFUL RATE. Notwithstanding anything to the contrary contained in this Agreement, at no time shall the interest rate payable to any Lender on any of its Loans, together with the Fees and all other amounts payable hereunder to such Lender to the extent the same constitute or are deemed to constitute interest, exceed the Highest Lawful Rate. If in respect of any period during the term of this Agreement, any amount paid to any Lender hereunder, to the extent the same shall (but for the provisions of this Section 3.4) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate during such period (such amount being hereinafter referred to as an

"UNQUALIFIED AMOUNT"), then (i) such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Loans of such Lender, and (ii) if, in any subsequent period during the term of this Agreement, all amounts payable hereunder to such Lender in respect of such period which constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate during such period, then the Borrower shall pay to such Lender in respect of such period an amount (each a "COMPENSATORY INTEREST PAYMENT") equal to the lesser of (x) a sum which, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate during such period, and (y) an amount equal to the aggregate sum of all Unqualified Amounts LESS all other Compensatory Interest Payments.

            (d) GENERAL. Interest shall be payable in arrears on each Interest Payment Date, on the Expiration Date and, to the extent provided in Section 2.6(c), upon each prepayment of the Loans. Any change in the interest rate on the Loans resulting from an increase or a decrease in the Alternate Base Rate or any reserve requirement shall become effective as of the opening of business on the day on which such change shall become effective. The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each change in the BNY Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates set forth herein. Each determination by the Administrative Agent of the Alternate Base Rate and the Eurodollar Rate pursuant to this Agreement shall be conclusive and binding on the Borrower absent manifest error. The Borrower acknowledges that to the extent interest payable on the Loans is based on the Alternate Base Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the Alternate Base Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make extensions of credit to other Persons. All interest (other than interest calculated with reference to the BNY Rate) shall be calculated on the basis of a 360-day year for the actual number of days elapsed, and all interest determined with reference to the BNY Rate shall be calculated on the basis of a 365/366-day year for the actual number of days elapsed.

     3.5    INDEMNIFICATION FOR LOSS

            Notwithstanding anything contained herein to the contrary, if: (i) the Borrower shall fail to borrow a Eurodollar Advance or if the Borrower shall fail to Convert a Eurodollar Advance after it shall have given notice to do so in which it shall have requested a Eurodollar Advance pursuant to Section 2.2 or 3.3, as the case may be, (ii) a Eurodollar Advance shall be terminated for any reason prior to the last day of the Eurodollar Interest Period applicable thereto, (iii) any repayment or prepayment of the principal amount of a Eurodollar Advance is made for any reason on a date which is prior to the last day of the Eurodollar Interest Period applicable thereto, or (iv) the Borrower shall have revoked a notice of prepayment or notice of termination of the Commitments that was conditioned upon the effectiveness of other credit facilities or the consummation of the issuance of long term Indebtedness or equity securities pursuant to Section 2.5 or 2.6, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender the amount (calculated by such Lender using any method chosen by such Lender which is customarily used by such Lender for such purpose) equal to any loss or expense suffered by such Lender as a result of such failure to borrow or Convert, or such termination, repayment, prepayment or revocation, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Advance or redeploying funds prepaid or repaid, in amounts which correspond to such Eurodollar Advance and any reasonable internal processing charge customarily charged by such Lender in connection therewith.

     3.6    REIMBURSEMENT FOR COSTS, ETC.

            If at any time or from time to time there shall occur a Regulatory Change and any Lender shall have reasonably determined that such Regulatory Change (i) shall have had or will thereafter have the effect of reducing (A) the rate of return on such Lender's capital or the capital of any Person directly or indirectly owning or controlling such Lender (each a "CONTROL PERSON"), or (B) the asset value (for capital purposes) to such Lender or such Control Person, as applicable, of the Loans, or any participation therein, in any case to a level below that which such Lender or such Control Person could have achieved or would thereafter be able to achieve but for such Regulatory Change (after taking into account such Lender's or such Control Person's policies regarding capital), (ii) will impose, modify or deem applicable any reserve, asset, special deposit or special assessment requirements on deposits obtained in the interbank eurodollar market in connection with the Loan Documents (excluding, with respect to any Eurodollar Advance, any such requirement which is included in the determination of the rate applicable thereto), (iii) will subject such Lender or such Control Person, as applicable, to any tax (documentary, stamp or otherwise) with respect to this Agreement or any Note, or (iv) will change the basis of taxation of payments to such Lender or such Control Person, as applicable, of principal, interest or fees payable under the Loan Documents (except, in the case of clauses (iii) and (iv) above, for any tax or changes in the rate of tax on such Lender's or such Control Person's net income) then, in each such case, within ten days after demand by such Lender, the Borrower shall pay to such Lender or such Control Person, as the case may be, such additional amount or amounts as shall be sufficient to compensate such Lender or such Control Person, as the case may be, for any such reduction, reserve or other requirement, tax, loss, cost or expense (excluding general administrative and overhead costs) (collectively, "COSTS") attributable to such Lender's or such Control Person's compliance during the term hereof with such Regulatory Change. Each Lender may make multiple requests for compensation under this Section.

            Notwithstanding the foregoing, the Borrower will not be required to compensate any Lender for any Costs under this Section 3.6 arising prior to 45 days preceding the date of demand, unless the applicable Regulatory Change giving rise to such Costs is imposed retroactively. In the case of retroactivity, such notice shall be provided to the Borrower not later than 45 days from the date that such Lender learned of such Regulatory Change. The Borrower's obligation to compensate such Lender shall be contingent upon the provision of such timely notice (but any failure by such Lender to provide such timely notice shall not affect the Borrower's obligations with respect to (i) Costs incurred from the date as of which such Regulatory Change became effective to the date that is 45 days after the date such Lender reasonably should have learned of such Regulatory Change and (ii) Costs incurred following the provision of such notice).

     3.7    ILLEGALITY OF FUNDING

            Notwithstanding any other provision hereof, if any Lender shall reasonably determine that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain any Eurodollar Advance as contemplated by this Agreement, such Lender shall promptly notify the Borrower and the Administrative Agent thereof, and (a) the commitment of such Lender to make such Eurodollar Advances or Convert ABR Advances to such Eurodollar Advances shall forthwith be suspended, (b) such Lender shall fund its portion of each requested Eurodollar Advance as an ABR Advance and (c) such Lender's Loans then outstanding as such Eurodollar Advances, if any, shall be Converted automatically to an ABR Advance on the last day of the then current Eurodollar Interest Period applicable thereto or at such earlier time as may be required. If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section and such Lender shall have obtained actual knowledge that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender shall promptly notify the Administrative Agent and the Borrower thereof and, upon receipt of such notice by each of the Administrative Agent and the Borrower, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated. If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section, such suspension shall not otherwise affect such Lender's Commitment.

     3.8    OPTION TO FUND; SUBSTITUTED INTEREST RATE

            (a) Each Lender has indicated that, if the Borrower requests a Eurodollar Advance, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its portion of such Eurodollar Advance during the Eurodollar Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid in respect of such Eurodollar Advance and any amounts owing under Sections 3.5 and 3.6. Each Lender shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance in any manner it sees fit, but all such determinations hereunder shall be made as if such Lender had actually funded and maintained its portion of each Eurodollar Advance during the applicable Eurodollar Interest Period through the purchase of deposits in an amount equal to the amount of its portion of such Eurodollar Advance and having a maturity corresponding to such Eurodollar Interest Period. Each Lender may fund its Loans from or for the account of any branch or office of such Lender as such Lender may choose from time to time, subject to Section 3.10.

            (b) In the event that (i) the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 or Section 3.3, or (ii) the Required Lenders shall have notified the Administrative Agent that they have in good faith determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate with respect to any portion of the Loans that the Borrower has requested be made as Eurodollar Advances or any Eurodollar Advance that will result from the requested conversion of any portion of the Loans into Eurodollar Advances (each, an "AFFECTED ADVANCE"), the Administrative Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination on or, to the extent practicable, prior to the requested Borrowing Date or conversion date for such Affected Advances. If the Administrative Agent shall give such notice, (A) any Affected Advances shall be made as ABR Advances,
(B) the Loans (or any portion thereof) that were to have been Converted to Affected Advances shall be Converted to or continued as ABR Advances, and (C) any outstanding Affected Advances shall be Converted, on the last day of the then current Eurodollar Interest Period with respect thereto, to ABR Advances. Until any notice under clauses (i) or (ii), as the case may be, of this Section 3.8(b) has been withdrawn by the Administrative Agent (by notice to the Borrower) promptly upon either (x) the Administrative Agent having determined that such circumstances affecting the relevant market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 2.2 or Section 3.3, or (y) the Administrative Agent having been notified by such Required Lenders that circumstances no longer render the Loans (or any portion thereof) Affected Advances, no further Eurodollar Advances shall be required to be made by the Lenders nor shall the Borrower have the right to Convert all or any portion of the Loans to Eurodollar Advances.

     3.9    CERTIFICATES OF PAYMENT AND REIMBURSEMENT

            Each Lender agrees, in connection with any request by it for payment or reimbursement pursuant to Section 3.5 or 3.6, to provide the Borrower with a certificate, signed by an officer of such Lender, setting forth a description in reasonable detail of any such payment or reimbursement. Each determination by each Lender of such payment or reimbursement shall be conclusive absent manifest error.

     3.10   TAXES; NET PAYMENTS

            (a) All payments made by the Borrower under the Loan Documents shall be made free and clear of, and without reduction for or on account of, any taxes required by law to be withheld from any amounts payable under the Loan Documents. In the event that the Borrower is prohibited by law from making such payments free of deductions or withholdings, then the Borrower shall pay such additional amounts to the Administrative Agent, for the benefit of the Lenders, as may be necessary in order that the actual amounts received by the Lenders in respect of interest and any other amounts payable under the Loan Documents after deduction or withholding (and after payment of any additional taxes or other charges due as a consequence of the payment of such additional amounts) shall equal the amount that would have been received if such deduction or withholding were not required. In the event that any such deduction or withholding can be reduced or nullified as a result of the application of any relevant double taxation convention, the Lenders and the Administrative Agent will, at the expense of the Borrower, cooperate with the Borrower in making application to the relevant taxing authorities seeking to obtain such reduction or nullification, PROVIDED that the Lenders and the Administrative Agent shall have no obligation to (i) engage in any litigation, hearing or proceeding with respect thereto or (ii) disclose any tax return or other confidential information. If the Borrower shall make any payment under this Section or shall make any deduction or withholding from amounts paid under any Loan Document, the Borrower shall forthwith forward to the Administrative Agent original or certified copies of official receipts or other evidence acceptable to the Administrative Agent establishing each such payment, deduction or withholding, as the case may be, and the Administrative Agent in turn shall distribute copies thereof to each Lender. If any payment to any Lender under any Loan Document is or becomes subject to any withholding, such Lender shall (unless otherwise required by a Governmental Authority or as a result of any law, rule, regulation, order or similar directive applicable to such Lender) designate a different office or branch to which such payment is to be made from that initially selected thereby, if such designation would avoid such withholding and would not be otherwise disadvantageous to such Lender in any respect. In the event that any Lender determines that it received a refund or credit for taxes paid by the Borrower under this Section, such Lender shall promptly notify the Administrative Agent and the Borrower of such fact and shall remit to the Borrower the amount of such refund or credit applicable to the payments made by the Borrower in respect of such Lender under this Section.

            (b) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under the Loan Documents shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Notwithstanding any provision herein to the contrary, the Borrower shall have no obligation to pay to any Lender any amount which the Borrower is liable to withhold due to the failure of such Lender to file any statement of exemption required by the Internal Revenue Code.

     3.11   FACILITY FEES

            The Borrower agrees to pay to the Administrative Agent for the pro rata account of each Lender a fee (the "FACILITY FEE") during the period commencing on the 91st day following the date of closing of the Eckerd Acquisition and ending on the later to occur of (i) the Expiration Date and (ii) the termination of the Commitments and the payment in full of the Loans, payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the first such day after the 91st day following the date of closing of the Eckerd Acquisition, and on the Expiration Date, at a rate per annum equal to the Applicable Margin of the sum of the Commitment Amount and the Credit Exposure of such Lender. Notwithstanding anything to the contrary contained in this Section, on and after the Expiration Date, the Facility Fee shall be payable upon demand. In addition, upon each reduction of the Aggregate Commitment Amount pursuant to Sections 2.5(a) or 2.5(b)(ii), the Borrower shall pay the Facility Fee accrued on the amount of such reduction through the date of such reduction. The Facility Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

     3.12   [INTENTIONALLY OMITTED]

     3.13   REPLACEMENT OF LENDER

            If the Borrower is obligated to pay to any Lender any amount under
Section 3.6 or 3.10, the Borrower shall have the right within 90 days thereafter, in accordance with the requirements of Section 11.7(b), if no Default or Event of Default shall exist, to replace such Lender (the "REPLACED LENDER") with one or more other assignees (each a "REPLACEMENT LENDER"), PROVIDED that (i) at the time of any replacement pursuant to this Section, the Replacement Lender shall enter into one or more Assignment and Acceptance Agreements pursuant to Section 11.7(b) (with the processing and recordation fee referred to in Section 11.7(b) payable pursuant to said Section 11.7(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the Commitment and the outstanding Loans of the Replaced Lender and, in connection therewith, shall pay the following: (a) to the Replaced Lender, an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender and (B) an amount equal to all accrued, but unpaid, fees owing to the Replaced Lender and
(b) to the Administrative Agent an amount equal to all amounts owed by such Replaced Lender to the Administrative Agent under this Agreement, including, without limitation, an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, a corresponding amount of which was made available by the Administrative Agent to the Borrower pursuant to Section 3.1 and which has not been repaid to the Administrative Agent by such Replaced Lender or the Borrower, and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Acceptance Agreements and the payment of amounts referred to in clauses (i) and (ii) of this Section 3.13, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement that are intended to survive the termination of the Commitments and the repayment of the Loans.

4.   REPRESENTATIONS AND WARRANTIES

            In order to induce the Administrative Agent and the Lenders to enter into this Agreement, and the Lenders to make the Loans, the Borrower hereby makes the following representations and warranties to the Administrative Agent and the Lenders:

     4.1    EXISTENCE AND POWER

            Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (except, in the case of the Subsidiaries, where the failure to be in such good standing could not reasonably be expected to have a Material Adverse effect), has all requisite corporate power and authority to own its Property and to carry on its business as now conducted, and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases real Property or in which the nature of its business requires it to be so qualified (except those jurisdictions where the failure to be so qualified or to be in good standing could not reasonably be expected to have a Material Adverse effect).

     4.2    AUTHORITY

            The Borrower has full corporate power and authority to enter into, execute, deliver and perform the terms of the Loan Documents, all of which have been duly authorized by all proper and necessary corporate action and are not in contravention of any applicable law or the terms of its Certificate of Incorporation and By-Laws. No consent or approval of, or other action by, shareholders of the Borrower, any Governmental Authority, or any other Person (which has not already been obtained) is required to authorize in respect of the Borrower, or is required in connection with the execution, delivery, and performance by the Borrower of the Loan Documents or is required as a condition to the enforceability of the Loan Documents against the Borrower.

     4.3    BINDING AGREEMENT

            The Loan Documents constitute the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles relating to the availability of specific performance as a remedy.

     4.4    LITIGATION

            There are no actions, suits, arbitration proceedings or claims (whether purportedly on behalf of the Borrower, any Subsidiary or otherwise) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary or any of their respective Properties, or maintained by the Borrower or any Subsidiary, at law or in equity, before any Governmental Authority which could reasonably be expected to have a Material Adverse effect. There are no proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary (a) which call into question the validity or enforceability of any Loan Document, or otherwise seek to invalidate, any Loan Document, or (b) which might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document (it being understood that the Eckerd Acquisition is not a transaction contemplated by any Loan Document for purposes of this clause (b)).

     4.5    NO CONFLICTING AGREEMENTS

            (a) Neither the Borrower nor any Subsidiary is in default under any agreement to which it is a party or by which it or any of its Property is bound the effect of which could reasonably be expected to have a Material Adverse effect. No notice to, or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of the Loan Documents.

            (b) No provision of any existing material mortgage, material indenture, material contract or material agreement or of any existing statute, rule, regulation, judgment, decree or order binding on the Borrower or any Subsidiary or affecting the Property of the

Borrower or any Subsidiary conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance by the Borrower of the terms of, any Loan Document. The execution, delivery or performance by the Borrower of the terms of each Loan Document will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Borrower or any Subsidiary pursuant to the terms of any such mortgage, indenture, contract or agreement.

     4.6    TAXES

            The Borrower and each Subsidiary has filed or caused to be filed all tax returns, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against them, the failure of which to file or pay could reasonably be expected to have a Material Adverse effect, and no tax Liens (other than Liens permitted under Section 8.2) have been filed against the Borrower or any Subsidiary and no claims are being asserted with respect to such taxes which are required by GAAP to be reflected in the Financial Statements and are not so reflected, except for taxes which have been assessed but which are not yet due and payable. The charges, accruals and reserves on the books of the Borrower and each Subsidiary with respect to all federal, state, local and other taxes are considered by the management of the Borrower to be adequate, and the Borrower knows of no unpaid assessment which (a) could reasonably be expected to have a Material Adverse effect, or (b) is or might be due and payable against it or any Subsidiary or any Property of the Borrower or any Subsidiary, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP or which have been assessed but are not yet due and payable.

     4.7    COMPLIANCE WITH APPLICABLE LAWS; FILINGS

            Neither the Borrower nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse effect. The Borrower and each Subsidiary is complying with all applicable statutes, rules and regulations of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse effect. The Borrower and each Subsidiary has filed or caused to be filed with all Governmental Authorities all reports, applications, documents, instruments and information required to be filed pursuant to all applicable laws, rules, regulations and requests which, if not so filed, could reasonably be expected to have a Material Adverse effect.

     4.8    GOVERNMENTAL REGULATIONS

            Neither the Borrower nor any Subsidiary nor any corporation controlling the Borrower or any Subsidiary or under common control with the Borrower or any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, or is subject to any statute or regulation which regulates the incurrence of Indebtedness.

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     4.9    FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS

            The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Loans has been or will be used, directly or indirectly, and whether immediately, incidentally or ultimately, for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended. Anything in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to or on behalf of the Borrower in violation of any limitation or prohibition provided by any applicable law, regulation or statute, including said Regulation U. Following application of the proceeds of each Loan, not more than 25% (or such greater or lesser percentage as is provided in the exclusions from the definition of "Indirectly Secured" contained in said Regulation U as in effect at the time of the making of such Loan) of the value of the assets of the Borrower and the Subsidiaries on a Consolidated basis that are subject to Section 8.2 will be Margin Stock. In addition, no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to make a loan to any director or executive officer of the Borrower or any Subsidiary.

     4.10   NO MISREPRESENTATION

            No representation or warranty contained in any Loan Document and no certificate or written report furnished by the Borrower to the Administrative Agent or any Lender pursuant to any Loan Document contains or will contain, as of its date, a misstatement of material fact, or omits or will omit to state, as of its date, a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made (it being understood that the Borrower makes no representation or warranty hereunder with respect to any projections or other forward looking information.

     4.11   PLANS

            Each Employee Benefit Plan of the Borrower, each Subsidiary and each ERISA Affiliate is in compliance with ERISA and the Internal Revenue Code, where applicable, except where the failure to so comply would not be material. The Borrower, each Subsidiary and each ERISA Affiliate have complied with the material requirements of Section 515 of ERISA with respect to each Pension Plan which is a Multiemployer Plan, except where the failure to so comply would not be material. The Borrower, each Subsidiary and each ERISA Affiliate has, as of the date hereof, made all contributions or payments to or under each Pension Plan required by law or the terms of such Pension Plan or any contract or agreement. No liability to the PBGC has been, or is reasonably expected by the Borrower, any Subsidiary or any ERISA Affiliate to be, incurred by the Borrower, any Subsidiary or any ERISA Affiliate. Liability, as referred to in this Section 4.11, includes any joint and several liability, but excludes any current or, to the extent it represents future liability in the ordinary course, any future liability for premiums under Section 4007 of ERISA. Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Internal Revenue Code is in material compliance with the continuation of health care

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coverage requirements of Section 4980B of the Internal Revenue Code and with the portability, nondiscrimination and other requirements of Sections 9801, 9802, 9803, 9811 and 9812 of the Internal Revenue Code.

     4.12   ENVIRONMENTAL MATTERS

            Neither the Borrower nor any Subsidiary (a) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to have a Material Adverse effect, arising in connection with (i) any non-compliance with or violation of the requirements of any applicable federal, state or local environmental health or safety statute or regulation, or (ii) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (b) to the best knowledge of the Borrower, has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which individually or in the aggregate could reasonably be expected to have a Material Adverse effect,
(c) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Borrower or any Subsidiary is or would be liable, which liability would reasonably be expected to have a Material Adverse effect, or (d) has received notice that the Borrower or any Subsidiary is or may be liable to any Person under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 ET SEQ., or any analogous state law, which liability would reasonably be expected to have a Material Adverse effect. The Borrower and each Subsidiary is in compliance with the financial responsibility requirements of federal and state environmental laws to the extent applicable, including those contained in 40 C.F.R., parts 264 and 265, subpart H, and any analogous state law, except in those cases in which the failure so to comply would not reasonably be expected to have a Material Adverse effect.

     4.13   FINANCIAL STATEMENTS

            The Borrower has heretofore delivered to the Lenders through the Administrative Agent copies of (i) the audited Consolidated Balance Sheet of the Borrower and its Subsidiaries as of January 3, 2004, and the related Consolidated Statements of Operations, Shareholders' Equity and Cash Flows for the fiscal year then ended, and (ii) the unaudited Consolidated Balance Sheet of the Borrower and its Subsidiaries as of April 3, 2004, and the related Consolidated Statements of Operations, Shareholders' Equity and Cash Flows for the fiscal quarter then ended. The financial statements referred to in (i) and
(ii) immediately above, including all related notes and schedules, are herein referred to collectively as the "FINANCIAL STATEMENTS". The Financial Statements fairly present the Consolidated financial condition and results of the operations of the Borrower and the Subsidiaries as of the dates and for the periods indicated therein and, except as noted therein, have been prepared in conformity with GAAP as then in effect. Neither the Borrower nor any of the Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP as then in effect, should have been disclosed in the Financial Statements and was not. During the period from January 3, 2004 to and including the Effective Date there has been no Material Adverse change, including as a result of any change in law, in the consolidated financial condition, operations, business or Property of the Borrower and the Subsidiaries taken as a whole.

5.   CONDITIONS OF LENDING - FIRST LOANS ON THE FIRST BORROWING DATE

            In addition to the requirements set forth in Section 6, the obligation of each Lender on the first Borrowing Date to make one or more Loans is subject to the fulfillment of the following conditions precedent prior to or simultaneously with the Effective Date:

     5.1    EVIDENCE OF CORPORATE ACTION

            The Administrative Agent shall have received a certificate, dated the Effective Date, of the Secretary or an Assistant Secretary of the Borrower
(i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing all other necessary corporate action (in form and substance reasonably satisfactory to the Administrative Agent) taken by the Borrower to authorize the Loan Documents and the transactions contemplated thereby, (ii) attaching a true and complete copy of its Certificate of Incorporation and By-Laws, (iii) setting forth the incumbency of the officer or officers of the Borrower who may sign the Loan Documents and any other certificates, requests, notices or other documents now or in the future required thereunder, and (iv) attaching a certificate of good standing of the Secretary of State of the State of Delaware.

     5.2    NOTES

            The Administrative Agent shall have received a Note for each Lender that shall have requested one, executed by the Borrower.

     5.3    OPINION OF COUNSEL TO THE BORROWER

            The Administrative Agent shall have received:

            (a) an opinion of Zenon Lankowsky, counsel to the Borrower, dated the Effective Date, and in the form of Exhibit D-1; and

            (b) an opinion of David Polk & Wardwell, special counsel to the Borrower, dated the Effective Date, and in the form of Exhibit D-2.

     5.4    RATING

            On the Effective Date, the senior unsecured long term debt ratings of the Borrower by S&P and Moody's shall not be less than BBB+ and Baa1, respectively.

6.   CONDITIONS OF LENDING - ALL LOANS

            The obligation of each Lender on any Borrowing Date to make each Loan is subject to the fulfillment of the following conditions precedent:

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     6.1    COMPLIANCE

            On each Borrowing Date, and after giving effect to the Loans to be made on such Borrowing Date, (a) there shall exist no Default or Event of Default, and (b) the representations and warranties contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except those which are expressly specified to be made as of an earlier date.

     6.2    REQUESTS

            The Administrative Agent shall have received a Borrowing Request from the Borrower.

     6.3    LOAN CLOSINGS

            All documents required by the provisions of this Agreement to have been executed or delivered by the Borrower to the Administrative Agent or any Lender on or before the applicable Borrowing Date shall have been so executed or delivered on or before such Borrowing Date.

     6.4    ECKERD ACQUISITION

            On or prior to the first Borrowing Date:

            (a) The Administrative Agent shall have received a certificate of the Treasurer of the Borrower, dated as of the Eckerd Acquisition closing date, certifying that (i) the closing of the Eckerd Acquisition has been consummated substantially in accordance with all material terms and conditions of the Eckerd Asset Purchase Agreement and (ii) there has been no amendment, modification or waiver of the Eckerd Asset Purchase Agreement other than as attached to such certificate; and

            (b) As of the Eckerd Acquisition closing date there has been no Material Adverse change from the final projections that have been delivered prior to the Effective Date to the Lenders by the Borrower and the Administrative Agent shall have received a certificate of the Treasurer of the Borrower, dated as of the Eckerd Acquisition closing date, to such effect.

7.   AFFIRMATIVE COVENANTS

            The Borrower covenants and agrees that on and after the Effective Date and until the later to occur of (a) the Expiration Date and (b) the termination of the Commitments and the payment in full of the Loans, the Fees and all other sums payable under the Loan Documents, the Borrower will:

     7.1    LEGAL EXISTENCE

            Except as may otherwise be permitted by Sections 8.3 and 8.4, maintain, and cause each Subsidiary to maintain, its corporate existence in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse effect, except that the corporate existence of Subsidiaries operating closing or discontinued operations may be terminated.

     7.2    TAXES

            Pay and discharge when due, and cause each Subsidiary so to do, all taxes, assessments, governmental charges, license fees and levies upon or with respect to the Borrower and such Subsidiary, and upon the income, profits and Property thereof unless, and only to the extent, that either (i)(a) such taxes, assessments, governmental charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, and (b) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor, or (ii) the failure to pay or discharge such taxes, assessments, governmental charges, license fees and levies could not reasonably be expected to have a Material Adverse effect.

     7.3    INSURANCE

            Keep, and cause each Subsidiary to keep, insurance with responsible insurance companies in such amounts and against such risks as is usually carried by the Borrower or such Subsidiary.

     7.4    PERFORMANCE OF OBLIGATIONS

            Pay and discharge promptly when due, and cause each Subsidiary so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (a) have a Material Adverse effect, or (b) become a Lien on the Property of the Borrower or any Subsidiary, except those Liens permitted under Section 8.2, PROVIDED that neither the Borrower nor such Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such Indebtedness, obligation or claim so long as (i) the validity thereof shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, and (ii) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor.

     7.5    CONDITION OF PROPERTY

            Except for ordinary wear and tear, at all times, maintain, protect and keep in good repair, working order and condition, all material Property necessary for the operation of its business (other than Property which is replaced with similar Property) as then being operated, and cause each Subsidiary so to do.

     7.6    OBSERVANCE OF LEGAL REQUIREMENTS

            Observe and comply in all material respects, and cause each Subsidiary so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it or to such Subsidiary, a violation of which could reasonably be expected to have a Material Adverse effect.

     7.7    FINANCIAL STATEMENTS AND OTHER INFORMATION

            Maintain, and cause each Subsidiary to maintain, a standard system of accounting in accordance with GAAP, and furnish to each Lender:

            (a) As soon as available and, in any event, within 120 days after the close of each fiscal year, a copy of (x) the Borrower's 10-K in respect of such fiscal year, and (y) (i) the Borrower's Consolidated Balance Sheet as of the end of such fiscal year, and (ii) the related Consolidated Statements of Operations, Shareholders' Equity and Cash Flows, as of and through the end of such fiscal year, setting forth in each case in comparative form the corresponding figures in respect of the previous fiscal year, all in reasonable detail, and accompanied by a report of the Borrower's auditors, which report shall state that (A) such auditors audited such financial statements, (B) such audit was made in accordance with generally accepted auditing standards in effect at the time and provides a reasonable basis for such opinion, and (C) said financial statements have been prepared in accordance with GAAP;

            (b) As soon as available, and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of
(x) the Borrower's 10-Q in respect of such fiscal quarter, and (y) (i) the Borrower's Consolidated Balance Sheet as of the end of such quarter and (ii) the related Consolidated Statements of Operations, Shareholders' Equity and Cash Flows for (A) such quarter and (B) the period from the beginning of the then current fiscal year to the end of such quarter, in each case in comparable form with the prior fiscal year, all in reasonable detail and prepared in accordance with GAAP (without footnotes and subject to year-end adjustments);

            (c) Simultaneously with the delivery of the financial statements required by clauses (a) and (b) above, a certificate of the chief financial officer or treasurer of the Borrower certifying that no Default or Event of Default shall have occurred or be continuing or, if so, specifying in such certificate all such Defaults and Events of Default, and setting forth computations in reasonable detail demonstrating compliance with Sections 8.1 and 8.9.

            (d) Prompt notice upon the Borrower becoming aware of any change in a Pricing Level;

            (e) Promptly upon becoming available, copies of all regular or periodic reports (including current reports on Form 8-K) which the Borrower or any Subsidiary may now or hereafter be required to file with or deliver to the Securities and Exchange Commission, or any other Governmental Authority succeeding to the functions thereof, and copies of all material news releases sent to all stockholders;

            (f) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming the Borrower or any Subsidiary a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse effect, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any license, permit, franchise or other authorization issued to the Borrower or any Subsidiary by any Governmental Authority,

(iii) any refusal by any Governmental Authority to renew or extend any license, permit, franchise or other authorization, and (iv) any dispute between the Borrower or any Subsidiary and any Governmental Authority, which lapse, termination, refusal or dispute, referred to in clause (ii), (iii) or (iv) above, could reasonably be expected to have a Material Adverse effect;

            (g)  Prompt written notice of the occurrence of (i) each Default,
(ii) each Event of Default and (iii) each Material Adverse change;

            (h) Promptly upon receipt thereof, copies of any audit reports delivered in connection with the statements referred to in Section 7.7(a);

            (i) From time to time, such other information regarding the financial position or business of the Borrower and the Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request; and

            (j) Prompt written notice of such other information with documentation required by bank regulatory authorities under applicable "know your customer" and Anti-Money Laundering rules and regulations (including, without limitation, the USA Patriot Act), as from time to time may be reasonably requested by the Administrative Agent or any Lender.

     7.8    RECORDS

            Upon reasonable notice and during normal business hours, permit representatives of the Administrative Agent and each Lender to visit the offices of the Borrower and each Subsidiary, to examine the books and records (other than tax returns and work papers related to tax returns) thereof and auditors' reports relating thereto, to discuss the affairs of the Borrower and each Subsidiary with the respective officers thereof, and to meet and discuss the affairs of the Borrower and each Subsidiary with the Borrower's auditors.

     7.9    AUTHORIZATIONS

            Maintain and cause each Subsidiary to maintain, in full force and effect, all copyrights, patents, trademarks, trade names, franchises, licenses, permits, applications, reports, and other authorizations and rights, which, if not so maintained, would individually or in the aggregate have a Material Adverse effect.

8.   NEGATIVE COVENANTS

            The Borrower covenants and agrees that on and after the Effective Date and until the later to occur of (a) the Expiration Date and (b) the termination of the Commitments and payment in full of the Loans the Fees and all other sums which are payable under the Loan Documents, the Borrower will not:

     8.1    SUBSIDIARY INDEBTEDNESS

            Permit the Indebtedness of all Subsidiaries (excluding the ESOP Guaranty) to exceed (on a combined basis) 10% of Tangible Net Worth.

     8.2    LIENS

            Create, incur, assume or suffer to exist any Lien against or on any Property now owned or hereafter acquired by the Borrower or any of the Subsidiaries, or permit any of the Subsidiaries so to do, except any one or more of the following types of Liens: (a) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA or the minimum funding obligations under Section 412 of the Code), (b) Liens to secure the performance of bids, tenders, letters of credit, contracts (other than contracts for the payment of Indebtedness), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature, in each such case arising in the ordinary course of business, (c) mechanics', workmen's, carriers', warehousemen's, materialmen's, landlords' or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted, (d) Liens for taxes, assessments, fees or governmental charges the payment of which is not required by Section 7.2, (e) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially impair its use for the operation of the business of the Borrower or such Subsidiary, (f) Liens on Property of the Subsidiaries under capital leases and Liens on Property of the Subsidiaries acquired (whether as a result of purchase, capital lease, merger or other acquisition) and either existing on such Property when acquired, or created contemporaneously with or within 12 months of such acquisition to secure the payment or financing of the purchase price of such Property (including the construction, development, substantial repair, alteration or improvement thereof), and any renewals thereof, PROVIDED that such Liens attach only to the Property so purchased or acquired (including any such construction, development, substantial repair, alteration or improvement thereof) and PROVIDED FURTHER that the Indebtedness secured by such Liens is permitted by Section 8.1, (g) statutory Liens in favor of lessors arising in connection with Property leased to the Borrower or any of the Subsidiaries, (h) Liens of attachments, judgments or awards against the Borrower or any of the Subsidiaries with respect to which an appeal or proceeding for review shall be pending or a stay of execution or bond shall have been obtained, or which are otherwise being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Borrower or such Subsidiary, (i) Liens securing Indebtedness of a Subsidiary to the Borrower or another Subsidiary, (j) Liens (other than Liens permitted by any of the foregoing clauses) arising in the ordinary course of its business which do not secure Indebtedness and do not, in the aggregate, materially detract from the value of the business of the Borrower and its Subsidiaries, taken as a whole, and (k) additional Liens securing Indebtedness of the Borrower and the Subsidiaries in an aggregate outstanding Consolidated principal amount not exceeding 10% of Tangible Net Worth.

     8.3    DISPOSITIONS

            Make any Disposition, or permit any of its Subsidiaries so to do, of all or substantially all of the assets of the Borrower and the Subsidiaries on a Consolidated basis.

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     8.4    MERGER OR CONSOLIDATION, ETC.

            The Borrower will not consolidate with, be acquired by, or merge into or with any Person unless (x) immediately after giving effect thereto no Default or Event of Default shall or would exist and (y) either (i) the Borrower or (ii) a corporation organized and existing under the laws of one of the States of the United States of America shall be the survivor of such consolidation or merger, PROVIDED that if the Borrower is not the survivor, the corporation which is the survivor shall expressly assume, pursuant to an instrument executed and delivered to the Administrative Agent, and in form and substance satisfactory to the Administrative Agent, all obligations of the Borrower under the Loan Documents and the Administrative Agent shall have received such documents, opinions and certificates as it shall have reasonable requested in connection therewith.

     8.5    ACQUISITIONS

            Make any Acquisition, or permit any of the Subsidiaries so to do, except any one or more of the following: (a) Intercompany Dispositions permitted by Section 8.3 and (b) Acquisitions by the Borrower or any of the Subsidiaries (including the Eckerd Acquisition), PROVIDED that immediately before and after giving effect to each such Acquisition no Default or Event of Default shall or would exist.

     8.6    RESTRICTED PAYMENTS

            Make any Restricted Payment or permit any of the Subsidiaries so to do, except any one or more of the following Restricted Payments: (a) any direct or indirect Subsidiary may make dividends or other distributions to the Borrower or to any other direct or indirect Subsidiary, and (b) the Borrower may make Restricted Payments, PROVIDED that, in the case of this clause (b), immediately before and after giving effect thereto, no Event of Default shall or would exist. Nothing in this Section 8.6 shall prohibit or restrict the declaration or payment of dividends in respect of the Series One ESOP Convertible Preferred Stock of the Borrower.

     8.7    LIMITATION ON UPSTREAM DIVIDENDS BY SUBSIDIARIES

            Permit or cause any of the Subsidiaries to enter into or agree, or otherwise be or become subject, to any agreement, contract or other arrangement (other than this Agreement) with any Person (each a "RESTRICTIVE AGREEMENT") pursuant to the terms of which (a) such Subsidiary is or would be prohibited from declaring or paying any cash dividends on any class of its stock owned directly or indirectly by the Borrower or any of the other Subsidiaries or from making any other distribution on account of any class of any such stock (herein referred to as "UPSTREAM DIVIDENDS"), or (b) the declaration or payment of Upstream Dividends by a Subsidiary to the Borrower or another Subsidiary, on an annual or cumulative basis, is or would be otherwise limited or restricted ("DIVIDEND RESTRICTIONS"). Notwithstanding the foregoing, nothing in this
Section 8.7 shall prohibit:

                 (i) Dividend Restrictions set forth in any Restrictive Agreement in effect on the date hereof and any extensions, refinancings, renewals or replacements thereof, PROVIDED that the Dividend Restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Lenders than those Dividend Restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                 (ii) Dividend Restrictions existing with respect to any Person acquired by the Borrower or any Subsidiary and existing at the time of such acquisition, which Dividend Restrictions are not applicable to any Person or the property or assets of any Person other than such Person or its property or assets acquired, and any extensions, refinancings, renewals or replacements of any of the foregoing, PROVIDED that the Dividend Restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Lenders than those Dividend Restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                 (iii) Dividend Restrictions consisting of customary net worth, leverage and other financial covenants, customary covenants regarding the merger of or sale of assets of a Subsidiary, customary restrictions on transactions with affiliates, and customary subordination provisions governing Indebtedness owed to the Borrower or any Subsidiary, in each case contained in, or required by, any agreement governing Indebtedness incurred by a Subsidiary in accordance with Section 8.1; or

                 (iv) Dividend Restrictions contained in any other credit agreement so long as such Dividend Restrictions are no more restrictive than those contained in this Agreement (including Dividend Restrictions contained in the New 364 Day Credit Agreement and the New Five Year Credit Agreement).

     8.8    LIMITATION ON NEGATIVE PLEDGES

            Enter into any agreement, other than (i) this Agreement, (ii) any other credit agreement that is substantially similar to this Agreement (including the New 364 Day Credit Agreement and the New Five Year Credit Agreement), and (iii) purchase money mortgages or capital leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), or permit any Subsidiary so to do, which prohibits or limits the ability of the Borrower or such Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired to secure the obligations of the Borrower hereunder.

     8.9    RATIO OF CONSOLIDATED INDEBTEDNESS TO TOTAL CAPITALIZATION

            Permit its ratio of Consolidated Indebtedness to Total Capitalization at the end of any fiscal quarter to exceed 0.6 : 1.0.

     8.10   ECKERD ACQUISITION

            (a) Amend the Eckerd Asset Purchase Agreement if such amendment has the effect of (i) increasing the purchase price to be paid by the Borrower thereunder by a material amount, (ii) increasing the liabilities of the Borrower thereunder by a material amount, or (iii) decreasing the assets being acquired thereunder by the Borrower by a material amount, in each case, without the consent of the Administrative Agent.

            (b) Waive any material condition to the obligations of the sellers under the Eckerd Asset Purchase Agreement to consummate the transactions contemplated by the Eckerd Asset Purchase Agreement without the consent of the Administrative Agent.

9.   DEFAULT

     9.1    EVENTS OF DEFAULT

            The following shall each constitute an "EVENT OF DEFAULT" hereunder:

            (a) The failure of the Borrower to make any payment of principal on any Loan when due and payable; or

            (b) The failure of the Borrower to make any payment of interest on any Loan or of any Fee on any date when due and payable and such default shall continue unremedied for a period of 5 Domestic Business Days after the same shall be due and payable; or

            (c) The failure of the Borrower to observe or perform any covenant or agreement contained in Sections 2.4 or 7.1 or in Section 8; or

            (d) The failure of the Borrower to observe or perform any other covenant or agreement contained in this Agreement, and such failure shall have continued unremedied for a period of 30 days after the Borrower shall have become aware of such failure; or

            (e)  [INTENTIONALLY OMITTED]

            (f) Any representation or warranty of the Borrower (or of any of its officers on its behalf) made in any Loan Document, or made in any certificate, report, opinion (other than an opinion of counsel) or other document delivered on or after the date hereof shall in any such case prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

            (g)  (i)    Obligations in an aggregate Consolidated amount in
excess of $25,000,000 of the Borrower (other than its obligations hereunder and under the Notes) and the Subsidiaries, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness or any net liability under interest rate swap, collar, exchange or cap agreements, (A) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (B) shall not be paid when due or within any grace period for the payment thereof, or (ii) any holder of any such obligations shall have the right to declare the Indebtedness evidenced thereby due and payable prior to its stated maturity; or

            (h) An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

            (i) The Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

            (j) The Borrower or any Subsidiary shall (i) suspend or discontinue its business (except for store closings in the ordinary course of business and except in connection with a permitted Disposition under Section 8.3 and as may otherwise be expressly permitted herein), or (ii) generally not be paying its debts as such debts become due, or (iii) admit in writing its inability to pay its debts as they become due; or

            (k) Judgments or decrees in an aggregate Consolidated amount in excess of $25,000,000 against the Borrower and the Subsidiaries shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment; or

            (l)  After the Effective Date a Change of Control shall occur; or

            (m)  (i)    Any Termination Event shall occur (x) with respect to
any Pension Plan (other than a Multiemployer Plan) or (y) with respect to any other retirement plan subject to Section 302 of ERISA or Section 412 of the Internal Revenue Code, which plan, during the five year period prior to such Termination Event, was the responsibility in whole or in part of the Borrower, any Subsidiary or any ERISA Affiliate, PROVIDED that this clause (y) shall only apply if, in connection with such Termination Event, it is reasonably likely that liability under Section 4069 of ERISA in an aggregate Consolidated amount in excess of $25,000,000 will be imposed upon the Borrower, any Subsidiary or any ERISA Affiliate; (ii) any Accumulated Funding Deficiency, whether or not waived, in an aggregate Consolidated amount in excess of $25,000,000 shall exist with respect to any Pension Plan (other than that portion of a Multiemployer Plan's Accumulated Funding Deficiency to the extent such Accumulated Funding Deficiency is attributable to employers other than Borrower, any Subsidiary or any ERISA Affiliate); (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan; (iv) the Borrower, any Subsidiary or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan (including a Multiemployer

Plan) under Title IV of ERISA; (v) the imposition of any tax under Section 4980(B)(a) of the Internal Revenue Code; or (vi) the assessment of a civil penalty with respect to any Employee Benefit Plan under Section 502(c) of ERISA; in each case, to the extent such event or condition would have a Material Adverse effect.

     9.2    REMEDIES

            (a) Upon the occurrence of an Event of Default or at any time thereafter during the continuance of an Event of Default, the Administrative Agent, at the written request of the Required Lenders, shall notify the Borrower that the Commitments have been terminated and/or that all of the Loans and the Notes and all accrued and unpaid interest on any thereof and all other amounts owing under the Loan Documents have been declared immediately due and payable, PROVIDED that upon the occurrence of an Event of Default under Section 9.1(h),
(i) or (j) with respect to the Borrower, the Commitments shall automatically terminate and all of the Loans and the Notes and all accrued and unpaid interest on any thereof and all other amounts owing under the Loan Documents shall become immediately due and payable without declaration or notice to the Borrower. To the fullest extent not prohibited by law, except for the notice provided for in the preceding sentence, the Borrower expressly waives any presentment, demand, protest, notice of protest or other notice of any kind in connection with the Loan Documents and its obligations thereunder. To the fullest extent not prohibited by law, the Borrower further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar law, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of the Loan Documents.

            (b) In the event that the Commitments shall have been terminated or all of the Loans and the Notes shall have been declared due and payable pursuant to the provisions of this Section, the Administrative Agent and the Lenders agree, among themselves, that any funds received from or on behalf of the Borrower under any Loan Document by any Lender (except funds received by any Lender as a result of a purchase from such Lender pursuant to the provisions of
Section 11.9(b)) shall be remitted to the Administrative Agent, and shall be applied by the Administrative Agent in payment of the Loans and the other obligations of the Borrower under the Loan Documents in the following manner and order: (1) first, to reimburse the Administrative Agent and the Lenders, in that order, for any expenses due from the Borrower pursuant to the provisions of
Section 11.5, (2) second, to the payment of the Fees, (3) third, to the payment of any expenses or amounts (other than the principal of and interest on the Loans and the Notes) payable by the Borrower to the Administrative Agent or any of the Lenders under the Loan Documents, (4) fourth, to the payment, pro rata according to the outstanding principal balance of the Loans of each Lender, of interest due on the Loans, (5) fifth, to the payment, pro rata according to the outstanding principal balance of the Loans of each Lender, of the aggregate outstanding principal balance of the Loans, and (6) sixth, any remaining funds shall be paid to whosoever shall be entitled thereto or as a court of competent jurisdiction shall direct.

            (c) In the event that the Loans and the Notes shall have been declared due and payable pursuant to the provisions of this Section 9.2, the Administrative Agent upon the written request of the Required Lenders, shall proceed to enforce the rights of the holders of the Loans and the Notes by suit in equity, action at law and/or other appropriate proceedings, whether for payment or the specific performance of any covenant or agreement contained in the Loan Documents. In the event that the Administrative Agent shall fail or refuse so to proceed, each Lender shall be entitled to take such action as the Required Lenders shall deem appropriate to enforce its rights under the Loan Documents.

10.  AGENT

     10.1   APPOINTMENT

            Each Lender hereby irrevocably designates and appoints BNY as the Administrative Agent of such Lender under the Loan Documents and each Lender irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained in the Loan Documents, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth in the Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

     10.2   DELEGATION OF DUTIES

            The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties, and shall not be liable for any action taken or omitted to be taken in good faith upon the advice of such counsel.

     10.3   EXCULPATORY PROVISIONS

            None of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by the Administrative Agent or such Person under or in connection with the Loan Documents (except the Administrative Agent for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any party contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or for any failure of the Borrower or any other Person to perform its obligations thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire into the observance or performance of any of the covenants or agreements contained in, or conditions of, the Loan Documents, or to inspect the Property, books or records of the Borrower or any Subsidiary. The Administrative Agent shall not be under any liability or responsibility to the Borrower or any other Person as a consequence of any failure or delay in performance, or any breach, by any Lender of any of its obligations under any of the Loan Documents. The Lenders acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted under the Loan Documents unless the Administrative Agent shall be requested in writing to do so by the Required Lenders.

     10.4   RELIANCE BY ADMINISTRATIVE AGENT

            The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, request, consent, certificate, affidavit, opinion, letter, cablegram, telegram, fax, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall not be under any duty to examine or pass upon the validity, effectiveness or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Administrative Agent shall be fully justified in failing or refusing to take any action not expressly required under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders or, if required by Section 11.1, all Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Borrower, all the Lenders and all future holders of the Notes.

     10.5   NOTICE OF DEFAULT

            The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent shall have received written notice thereof from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action or give such directions, or refrain from taking such action or giving such directions, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.

     10.6   NON-RELIANCE

            Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Lender and that no act by the Administrative Agent hereafter, including any review of the affairs of the Borrower or the Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that such Lender has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower and the Subsidiaries and has made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under the Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Borrower and the Subsidiaries. Each Lender acknowledges that a copy of this Agreement and all exhibits and schedules hereto have been made available to it and its individual counsel for review, and each Lender acknowledges that it is satisfied with the form and substance thereof. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower or the Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     10.7   [INTENTIONALLY OMITTED]

     10.8   ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY

            BNY and each Affiliate thereof, may make loans to, accept deposits from, issue letters of credit for the account of and generally engage in any kind of business with the Borrower and the Subsidiaries as though it were not the Administrative Agent. With respect to the Commitment made or renewed by BNY and each Note issued to BNY (if any), BNY shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" shall include BNY.

     10.9   SUCCESSOR ADMINISTRATIVE AGENT

            If at any time the Administrative Agent deems it advisable, in its sole discretion, it may submit to each Lender a written notification of its resignation as Administrative Agent under the Loan Documents, such resignation to be effective on the earlier to occur of (a) the thirtieth day after the date of such notice, and (b) the date upon which any successor to the Administrative Agent, in accordance with the provisions of this Section, shall have accepted in writing its appointment as successor Administrative Agent. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor Administrative Agent, which successor Administrative Agent, PROVIDED that no Default or Event of Default shall then exist, shall be reasonably satisfactory to the Borrower. If no such successor Administrative Agent shall have been so appointed by the Required Lenders and accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor Administrative Agent shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the written acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall automatically become a party to this Agreement and shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent's rights, powers, privileges and duties as Administrative Agent under the Loan Documents shall be terminated. The Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent. If at any time there shall not be a duly appointed and acting Administrative Agent, upon notice duly given, the Borrower agrees to make each payment when due under the Loan Documents directly to the Lenders entitled thereto during such time.

     10.10  CO-SYNDICATION AGENTS

            The Co-Syndication Agents shall have no duties or obligations under the Loan Documents in their capacities as Co-Syndication Agents.

11.  OTHER PROVISIONS

     11.1   AMENDMENTS, WAIVERS, ETC.

            With the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications of the Loan Documents and, with the written consent of the Required Lenders, the Administrative Agent on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or consenting to the departure from, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences, PROVIDED that no such amendment, supplement, modification, waiver or consent shall (i) increase the Commitment Amount of any Lender without the consent of such Lender (PROVIDED that no waiver of a Default or Event of Default shall be deemed to constitute such an increase), (ii) extend the Commitment Period without the consent of each Lender directly affected thereby, (iii) reduce the amount, or extend the time of payment, of the Fees without the consent of each Lender directly affected thereby, (iv) reduce the rate, or extend the time of payment of, interest on any Loan or any Note (other than the applicability of any post-default increase in such rate of interest) without the consent of each Lender directly affected thereby, (v) reduce the amount, or extend the time of payment of any payment of principal on any Loan or any Note without the consent of each Lender directly affected thereby, (vi) decrease or forgive the principal amount of any Loan or any Note without the consent of each Lender directly affected thereby, (vii) consent to any assignment or delegation by the Borrower of any of its rights or obligations under any Loan Document without the consent of each Lender, (viii) change the provisions of this Section 11.1 without the consent of each Lender, (ix) change the definition of Required Lenders without the consent of each Lender, (x) change the several nature of the obligations of the Lenders without the consent of each Lender, or (xi) change the sharing provisions among Lenders without the consent of each Lender. Notwithstanding the foregoing, no such amendment, supplement, modification, waiver or consent shall amend, modify or waive any provision of Section 10 or otherwise change any of the rights or obligations of the Administrative Agent under any Loan Document without the written consent of the Administrative Agent. Any such amendment, supplement, modification, waiver or consent shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable Loan Document, the Lenders, the Administrative Agent and all future holders of the Loans and the Notes. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights under the Loan Documents, but any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     11.2   NOTICES

            Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

     IF TO THE BORROWER:

            CVS Corporation
            1 CVS Drive
            Woonsocket, Rhode Island 02895
            Attention: Philip C. Galbo,
                             Senior Vice President and Treasurer
            Facsimile: (401) 770-5192
            Telephone: (401) 765-1500 (Ext. 3508)

            with a copy, in the case of a notice of Default or Event of Default, to:

            CVS Corporation
            1 CVS Drive
            Woonsocket, Rhode Island 02895
            Attention: Legal Department
            Facsimile: (401) 765-7887
            Telephone: (401) 765-1500

     IF TO THE ADMINISTRATIVE AGENT:

            in the case of each Borrowing Request and each notice of prepayment under Section 2.6:

            The Bank of New York
            One Wall Street
            New York, New York 10286
            Attention: Kareen Sinclair,
                             Agency Function Administration
            Facsimile: (212) 635-6365, 6366 or 6367
            Telephone: (212) 635-4696,
            and in all other cases:

            The Bank of New York
            Retailing Industry Division
            8th Floor
            One Wall Street
            New York, New York 10286
            Attention: Johna Fidanza,
                             Vice President
            Facsimile: (212) 635-1483
            Telephone: (212) 635- 7870,

     If to any Lender: to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any Lender, by notice to the Administrative Agent and the Borrower). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by fax or other electronic means as fully as if originally signed.

     11.3   NO WAIVER; CUMULATIVE REMEDIES

            No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     11.4   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

            All representations and warranties made in the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

     11.5   PAYMENT OF EXPENSES AND TAXES; INDEMNIFIED LIABILITIES

            The Borrower agrees, promptly upon presentation of a statement or invoice therefor setting forth in reasonable detail the items thereof, and whether any Loan is made, (a) to pay or reimburse the Administrative Agent and its Affiliates for all its reasonable costs and expenses actually incurred in connection with the development, syndication, preparation and execution of, and any amendment, waiver, consent, supplement or modification to, the Loan Documents, any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, whether such Loan Documents or any such amendment, waiver, consent, supplement or modification to the Loan Documents or any documents prepared in connection therewith are executed and whether the transactions contemplated thereby are consummated, including the reasonable fees and disbursements of Special Counsel, (b) to pay, indemnify, and hold the Administrative Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities and penalties with respect to, or resulting from any delay (other than penalties to the extent attributable to the negligence of the Administrative Agent or the Lenders, as the case may be, in failing to pay such fees or other liabilities when due) in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (c) to pay, reimburse, indemnify and hold each Indemnified Person harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable counsel fees and disbursements of counsel (including the allocated costs of internal counsel) and such local counsel as may be required) actually incurred with respect to the enforcement, performance of, and preservation of rights under, the Loan Documents (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted under applicable law, PROVIDED that the Borrower shall have no obligation hereunder to pay Indemnified Liabilities to an Indemnified Person to the extent arising from its gross negligence or willful misconduct. The agreements in this Section shall survive the termination of the Commitments and the payment of the Loans and the Notes and all other amounts payable under the Loan Documents.

     11.6   LENDING OFFICES

            Each Lender shall have the right at any time and from time to time to transfer any Loan to a different office of such Lender, subject to Section 3.10.

     11.7   SUCCESSORS AND ASSIGNS

            (a) The provisions of the Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in the Loan Documents, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of any Loan Document.

            (b) Any Lender may assign all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitment and the applicable Loans at the time owing to it), to an Eligible Assignee, PROVIDED that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate or an Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's Loans and Commitment, the amount of the Loans and Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless the Borrower and the Administrative Agent otherwise consent (which consent shall not be unreasonably withheld or delayed) and shall be for a pro rata portion of such Lender's then Commitment and such Lender's then outstanding Loans, (iii) no assignments to the Borrower or any of its Affiliates shall be permitted (and any attempted assignment or transfer to the Borrower or any of its Affiliates shall be null and void), (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance Agreement together with, unless otherwise agreed by the Administrative Agent, a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and PROVIDED FURTHER that any consent of the Borrower otherwise required under this subsection shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to subsection
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance Agreement, have the rights and obligations of a Lender under the Loan Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance Agreement, be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance Agreement covering all of the assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.5, 3.6, 3.7, 3.10 and 11.10). Except as otherwise provided under clause (iii) of this subsection, any assignment or transfer by a Lender of rights or obligations under the Loan Documents that does not comply with this subsection shall be treated for purposes of the Loan Documents as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (e) of this Section.

            (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive absent clearly demonstrable error, and the Borrower and each Credit Party may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Credit Party, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of a duly completed Assignment and Acceptance Agreement executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in subsection (b) of this Section and any written consent to such assignment required by subsection (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance Agreement and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subsection.

            (e) Any Lender may, without the consent of the Borrower or any Credit Party, sell participations to Eligible Assignees (each a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under the Loan Documents (including all or a portion of its Commitments and outstanding Loans owing to it), PROVIDED that (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the Borrower and the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents and (iv) no participations to the Borrower or any of its Affiliates shall be permitted (and any attempted participation to the Borrower or any of its Affiliates shall be null and void). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of any Loan Documents, PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 11.1 that affects such Participant. Subject to subsection (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.5, 3.6,
3.7 and 3.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 11.9 as though it were a Lender.

            (f) A Participant shall not be entitled to receive any greater payment under Section 3.6, 3.7 or 3.10 than the Lender that sold the participation to such Participant would have been entitled to receive with respect to the interest in the Loan Documents subject to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 3.10 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.10 as though it were a Lender.

            (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations under the Loan Documents or substitute any such pledgee or assignee for such Lender as a party hereto.

            (h) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to an Eligible SPC the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Agreement, PROVIDED that (i) such designation shall not be effective unless the Borrower consents thereto (which consent shall not be unreasonably withheld),
(ii) nothing herein shall constitute a commitment by any Eligible SPC to fund any Loan, and (iii) if an Eligible SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof. The funding of a Loan by an Eligible SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were funded by such Granting Lender. As to any Loans or portion thereof made by it, each Eligible SPC shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement and otherwise, PROVIDED that (x) its voting rights under this Agreement shall be exercised solely by its Granting Lender and (y) its Granting Lender shall remain solely responsible to the other parties hereto for the performance of such Granting Lender's obligations under this Agreement, including its obligations in respect of the Loans or portion thereof made by it. Each Granting Lender shall act as administrative agent for its Eligible SPC and give and receive notices and other communications on its behalf. Any payments for the account of any Eligible SPC shall be paid to its Granting Lender as administrative agent for such Eligible SPC and neither the Borrower nor the Administrative Agent shall be responsible for any Granting Lender's application of such payments. Each party hereto hereby agrees that no Eligible SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. Notwithstanding anything to the contrary contained in this Agreement, any Eligible SPC may (i) at any time, subject to payment of the processing and recordation fee referred to in Section 11.7(b), assign all or a portion of its interests in any Loans to its Granting Lender (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder) or to any financial institutions providing liquidity and/or credit support to or for the account of such Eligible SPC to support the funding or maintenance of Loans, and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancements to such Eligible SPC. This Section may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loans is being funded by an Eligible SPC at the time of such amendment.

     11.8   COUNTERPARTS

            Each of the Loan Documents (other than the Notes) may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A set of the copies of this Agreement signed by all of the parties hereto shall be lodged with each of the Borrower and the Administrative Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by fax or other electronic means to the same extent as if originally signed.

     11.9   SET-OFF AND SHARING OF PAYMENTS

            (a) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default under Section 9.1(a) or (b) or upon the acceleration of the Loans, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower, to set-off and apply against any indebtedness or other liability, whether matured or unmatured, of the Borrower to such Lender arising under the Loan Documents, any amount owing from such Lender to the Borrower. To the extent permitted by applicable law, the aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance of, service upon such Lender of, or notice to such Lender of, any petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after each such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

            (b) If any Lender (each a "BENEFITED LENDER") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of its Loans or its Notes in excess of its pro rata share (in accordance with the outstanding principal balance of all Loans) of payments then due and payable on account of the Loans and Notes received by all the Lenders, such Lender shall forthwith purchase, without recourse, for cash, from the other Lenders such participations in their Loans and Notes as shall be necessary to cause such purchasing Lender to share the excess payment with each of them according to their pro rata share (in accordance with the outstanding principal balance of all Loans), PROVIDED that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's pro rata share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees, to the fullest extent permitted by law, that any Lender so purchasing a participation from another Lender pursuant to this Section may exercise such rights to payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     11.10  INDEMNITY

            (a) The Borrower shall indemnify each Credit Party and each Related Party thereof (each such Person being called an "INDEMNIFIED PERSON") against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnified Person, incurred by or asserted against any Indemnified Person arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated hereby or any other transactions contemplated thereby (including the Eckerd Acquisition), (ii) any Loan or the use of the proceeds thereof, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Person is a party thereto, PROVIDED that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Person. Notwithstanding the above, the Borrower shall have no liability under clause (i) of this Section to indemnify or hold harmless any Indemnified Person for any losses, claims, damages, liabilities and related expenses relating to income or withholding taxes or any tax in lieu of such taxes.

            (b) To the extent that the Borrower fails to promptly pay any amount required to be paid by it to the Administrative Agent under subsection
(a) of this Section, each Lender severally agrees to pay to the Administrative Agent an amount equal to the product of such unpaid amount MULTIPLIED BY (i) at any time when no Loans are outstanding, its Commitment Percentage, or if no Commitments then exist, its Commitment Percentage on the last day on which Commitments did exist, and (ii) at any time when Loans are outstanding (x) if the Commitments then exist, its Commitment Percentage or (y) if the Commitments have been terminated or otherwise no longer exist, the percentage equal to the fraction, (A) the numerator of which is the sum of such Lender's Credit Exposure and (B) the denominator of which is the sum of the Aggregate Credit Exposure (in each case determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent in its capacity as such.

            (c)  The obligations of the Borrower and the Lenders under this
Section 11.10 shall survive the termination of the Commitments and the payment of the Loans and the Notes and all other amounts payable under the Loan Documents.

            (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct and actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the transactions contemplated hereby or any Loan or the use of the proceeds thereof.

     11.11  GOVERNING LAW

            The Loan Documents and the rights and obligations of the parties thereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     11.12  SEVERABILITY

            Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

     11.13  INTEGRATION

            All exhibits to the Loan Documents shall be deemed to be a part thereof. Each Loan Document embodies the entire agreement and understanding between or among the parties thereto with respect to the subject matter thereof and supersedes all prior agreements and understandings between or among the parties thereto with respect to the subject matter thereof.

     11.14  TREATMENT OF CERTAIN INFORMATION

            Each Lender and the Administrative Agent agrees to maintain as confidential and not to disclose, publish or disseminate to any third parties any financial or other information relating to the business, operations and condition, financial or otherwise, of the Borrower provided to it, except if and to the extent that:

            (a) such information is in the public domain at the time of disclosure;

            (b) such information is required to be disclosed by subpoena or similar process or applicable law or regulations;

            (c) such information is required or requested to be disclosed to any regulatory or administrative body or commission to whose jurisdiction it may be subject;

            (d) such information is disclosed to its counsel, auditors or other professional advisors;

            (e) such information is disclosed to (and, unless and until it receives written objection from the Borrower, the Borrower shall be deemed to have consented to disclosure of such information to) its affiliates (and its affiliates' officers, directors and employees), provided that such information shall be used in connection with this Agreement and the transactions contemplated hereby;

            (f) such information is disclosed to its officers, directors and employees;

            (g) such information is disclosed with the prior written consent of the party furnishing the information;

            (h) such information is disclosed in connection with any litigation or dispute involving the Borrower and/or it;

            (i) such information is disclosed in connection with the sale of a participation or other disposition by it of any of its interest in this Agreement, provided that such information shall not be disclosed unless and until the party to whom it shall be disclosed shall have agreed to keep such information confidential as set forth herein;

            (j) such information was in its possession or in its affiliate's possession as shown by clear and convincing evidence prior to any of the Borrower and/or any or the Borrower's representatives or agents furnishing such information to it; or

            (k) such information is received by it, without restriction as to its disclosure or use, from a Person who, to its knowledge or reasonable belief, was not prohibited from disclosing such information by any duty of confidentiality.

            Except to the extent prohibited or restricted by law or Governmental Authority, each Lender shall notify the Borrower promptly of any disclosures of information made by it as permitted pursuant to (h) above.

     11.15  ACKNOWLEDGMENTS

            The Borrower acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents, (b) by virtue of the Loan Documents, neither the Administrative Agent nor any Lender has any fiduciary relationship to the Borrower, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Borrower, on the other hand, is solely that of debtor and creditor, and (c) by virtue of the Loan Documents, no joint venture exists among the Lenders or among the Borrower and the Lenders.

     11.16  CONSENT TO JURISDICTION

            The Borrower irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal Court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Borrower agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

     11.17  SERVICE OF PROCESS

            The Borrower agrees that process may be served against it in any suit, action or proceeding referred to in Section 11.16 by sending the same by first class mail, return receipt requested or by overnight courier service, with receipt acknowledged, to the address of the Borrower set forth in Section 11.2. The Borrower agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

     11.18  NO LIMITATION ON SERVICE OR SUIT

            Nothing in the Loan Documents or any modification, waiver, or amendment thereto shall affect the right of the Administrative Agent or any Lender to serve process in any manner permitted by law or limit the right of the Administrative Agent or any Lender to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

     11.19  WAIVER OF TRIAL BY JURY

            THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE ADMINISTRATIVE AGENT OR THE LENDERS, OR COUNSEL TO THE ADMINISTRATIVE AGENT OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

     11.20  EFFECTIVE DATE

            This Agreement shall be effective at such time (the "EFFECTIVE DATE") as the Administrative Agent shall have received executed counterparts hereof by the Borrower, the Administrative Agent and each Lender and the conditions set forth in Sections 5.1 through 5.4 have been or simultaneously will be satisfied, PROVIDED that this Agreement shall not become effective or be binding on any party hereto unless all of such conditions are satisfied not later than June 25, 2004.

                                 CVS CORPORATION
                        BRIDGE FACILITY CREDIT AGREEMENT

            AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Bridge Facility Credit Agreement to be executed on its behalf.


                          CVS CORPORATION


                          By:
                             ---------------------------------------
                          Name:  Philip C. Galbo
                          Title: Senior Vice President and Treasurer

                                 CVS CORPORATION
                        BRIDGE FACILITY CREDIT AGREEMENT

                          THE BANK OF NEW YORK, in its capacity as a Lender and in its capacity as the Administrative Agent


                          By:
                             --------------------------------------
                          Name:
                               ------------------------------------
                          Title:
                                -----------------------------------

                                 CVS CORPORATION
                        BRIDGE FACILITY CREDIT AGREEMENT

                          BANK OF AMERICA, N.A.


                          By:
                             --------------------------------------
                          Name:
                               ------------------------------------
                          Title:
                                -----------------------------------

                                 CVS CORPORATION
                        BRIDGE FACILITY CREDIT AGREEMENT

                          CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch


                          By:
                             --------------------------------------
                          Name:
                               ------------------------------------
                          Title:
                                -----------------------------------


                          By:
                             --------------------------------------
                          Name:
                               ------------------------------------
                          Title:
                                -----------------------------------

                                 CVS CORPORATION
                        BRIDGE FACILITY CREDIT AGREEMENT

                          WACHOVIA BANK, NATIONAL ASSOCIATION


                          By:
                             --------------------------------------
                          Name:
                               ------------------------------------
                          Title:
                                -----------------------------------

                        BRIDGE FACILITY CREDIT AGREEMENT

                                    EXHIBIT A

                               LIST OF COMMITMENTS

         Lender                             Commitment Amount
--------------------------                  -----------------
The Bank of New York                        $     250,000,000
Bank of America, N.A.                       $     250,000,000
Credit Suisse First Boston                  $     250,000,000
Wachovia Securities, Inc.                   $     250,000,000
                                            -----------------
                              TOTAL         $   1,000,000,000

                        BRIDGE FACILITY CREDIT AGREEMENT

                                    EXHIBIT B

                                  FORM OF NOTE

                                                                   June 11, 2004
                                                              New York, New York

            FOR VALUE RECEIVED, the undersigned, CVS CORPORATION, a Delaware corporation (the "BORROWER"), hereby promises to pay to the order of _________________________ (the "LENDER") the outstanding principal balance of the Lender's Loans, together with interest thereon, at the rate or rates, in the amounts and at the time or times set forth in the Bridge Facility Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), dated as of June 11, 2004, by and among the Borrower, the Lenders party thereto, the co-syndication agents named therein, and The Bank of New York, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"), in each case at the office of the Administrative Agent located at One Wall Street, New York, New York, or at such other place as the Administrative Agent may specify from time to time, in lawful money of the United States of America in immediately available funds.

            Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

            The Loans evidenced by this Note are prepayable in the amounts, and on the dates, set forth in the Credit Agreement. This Note is one of the Notes under the Credit Agreement, and is subject to, and shall be construed in accordance with, the provisions thereof, and is entitled to the benefits set forth in the Loan Documents.

            The Lender is hereby authorized to record on the schedule annexed hereto, and any continuation sheets which the Lender may attach thereto (a) the date and amount of each Loan made by the Lender, (b) the Type of each Loan as one or more ABR Advances, one or more Eurodollar Advances, or a combination thereof, (c) the Interest Period and Eurodollar Rate applicable to each Eurodollar Advance, and (d) the date and amount of each Conversion of, and each payment or prepayment of principal of, each Loan. The failure to so record or any error in so recording shall not affect the obligation of the Borrower to repay the Loans, together with interest thereon, as provided in the Credit Agreement.

            Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

            THIS NOTE IS BEING DELIVERED IN, IS INTENDED TO BE PERFORMED IN, SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, AND BE GOVERNED BY THE LAWS OF, THE STATE OF NEW YORK.

            This Note may only be amended by an instrument in writing executed pursuant to the provisions of Section 11.1 of the Credit Agreement.

                                       CVS CORPORATION


                                       By:
                                          ----------------------------
                                       Name:
                                            --------------------------
                                       Title:
                                             -------------------------

                                SCHEDULE TO NOTE

                                           Date and
                                           Amount of
                              Type of      Conversion        Interest        Eurodollar
                              Loan         or Principal      Period (If      Rate (If
              Amount of       (ABR or      Payment or        Eurodollar      Eurodollar        Notation
Date          Loan            Eurodollar)  Prepayment        Advance)        Advance)          Made by
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

                        BRIDGE FACILITY CREDIT AGREEMENT

                                    EXHIBIT C

                            FORM OF BORROWING REQUEST

                                                      [Date]

The Bank of New York, as Administrative Agent
One Wall Street
New York, New York 10286
Attention: ______________,
           ______________

           Re: Bridge Facility Credit Agreement, dated as of June 11, 2004, by and among CVS Corporation, the Lenders party thereto, the co-syndication agents named therein, and The Bank of New York, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement")
                ----------------------------------------------------------------

   Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

   Pursuant to Section 2.2 of the Credit Agreement, the Borrower hereby gives notice of its intention to borrow Loans in the aggregate sum of $____________ on ____________, which borrowing shall consist of the following:

Type(s)                                                  Interest Period
(ABR or Eurodollar)                Amount                (Eurodollar Only)
-------------------                ------                -----------------



   The Borrower hereby certifies that on the Borrowing Date set forth above, and after giving effect to the Loans requested hereby:

   (a) There shall exist no Default or Event of Default.

   (b) The representations and warranties contained in the Credit Agreement shall be true and correct, except those which are expressly specified to be made as of an earlier date.

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   IN EVIDENCE of the foregoing, the undersigned has caused this Borrowing
Request to be duly executed on its behalf.


                                       CVS CORPORATION


                                       By:
                                          ----------------------------
                                       Name:
                                            --------------------------
                                       Title:
                                             -------------------------

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                        BRIDGE FACILITY CREDIT AGREEMENT

                                   EXHIBIT D-1

                               FORM OF OPINION OF
                             COUNSEL TO THE BORROWER


                                      June 11, 2004


The Lenders, the Co-Syndication Agents and the Administrative Agent Referred to Below
c/o The Bank of New York,
as Administrative Agent
One Wall Street
New York, New York 10286

Ladies and Gentlemen:

     I am general counsel of CVS Corporation, a Delaware corporation (the "BORROWER"), and have acted as such in connection with the Bridge Credit Agreement, dated as of June 11, 2004, by and among the Borrower, the lenders party thereto, Bank of America, N.A., Credit Suisse First Boston and Wachovia Securities, Inc., as Co-Syndication Agents, and The Bank of New York, as Administrative Agent (the "CREDIT AGREEMENT"). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. In rendering my opinions set forth below, I have assumed (i) the due authorization, execution and delivery by all parties thereto (other than the Borrower) of the Credit Agreement, (ii) the authenticity of all documents submitted to me as originals and (iii) the conformity to original documents of all documents submitted to me as copies.

     Based upon the foregoing, I am of the opinion that:

     1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Borrower has all requisite corporate power and authority to own its Property and to carry on its business as now conducted.

     2. The Borrower is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases real Property or in which the nature of its business requires it to be so qualified (except those jurisdictions where the failure to be so

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qualified or to be in good standing could not reasonably be expected to have a
Material Adverse effect).

     3. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action on the part of the Borrower.

     4. The execution, delivery and performance by the Borrower of the Credit Agreement and Notes do not require any action or approval on the part of the shareholders of the Borrower or any action by or in respect of, or filing with, any governmental body, agency or official under United States federal law or the Delaware General Corporation Law, and do not contravene, or constitute a default under, any provision of (i) United States federal law or the Delaware General Corporation Law, (ii) the Certificate of Incorporation or bylaws of the Borrower or (iii) any existing material mortgage, material indenture, material contract or material agreement, in each case binding on the Borrower or any Subsidiary or affecting the Property of the Borrower or any Subsidiary.

     5. The Credit Agreement and the Notes delivered by the Borrower on or prior to the date hereof have been duly executed and delivered by the Borrower and each constitutes the valid and binding agreement of the Borrower, in each case enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general principles of equity.

     6. The Borrower is not an "investment company" (as such term is defined in the United States Investment Company Act of 1940, as amended).

     7. To the best of my knowledge, there are no actions, suits, arbitration proceedings or claims (whether purportedly on behalf of the Borrower, any Subsidiary or otherwise) pending or threatened against the Borrower or any Subsidiary or any of their respective Properties, or maintained by the Borrower or any Subsidiary, at law or in equity, before any Governmental Authority which could reasonably be expected to have a Material Adverse effect. To the best of my knowledge, there are no proceedings pending or threatened against the Borrower or any Subsidiary (a) which call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document or (b) which could reasonably be expected to, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document (it being understood that the Eckerd Acquisition is not a transaction contemplated by any Loan Document for purposes of this clause (b)).

     8. To the best of my knowledge, the Borrower is not in default under any agreement to which it is a party or by which it or any of its Property is bound the effect of which could reasonably be expected to have a Material Adverse effect.

     9. To the best of my knowledge, no provision of any judgment, decree or order, in each case binding on the Borrower or any Subsidiary or affecting the Property of the Borrower or any Subsidiary conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance by the Borrower of the terms of, any Loan Document.

     The foregoing opinion is subject to the following qualifications:

          (a) I express no opinion as to the effect (if any) of any law of any jurisdiction (except the Commonwealth of Massachusetts) in which any Lender is located which may limit the rate of interest that such Lender may charge or collect.

          (b) I express no opinion as to provisions in the Credit Agreement which purport to create rights of set-off in favor of participants or which provide for set-off to be made otherwise than in accordance with applicable laws.

          (c) I note that public policy considerations or court decisions may limit the rights of any party to obtain indemnification under the Credit Agreement.

     I am a member of the bar of the Commonwealth of Massachusetts and the foregoing opinion is limited to the laws of the Commonwealth of Massachusetts, the federal law of the United States of America and the Delaware General Corporation Law. For purposes of paragraph 5 of this opinion, I have assumed that, with your permission and without any research or investigation, the laws of the State of New York are identical to the law of the Commonwealth of Massachusetts.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without my prior written consent, except that any person that becomes a Lender in accordance with the provisions of the Credit Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof.

                                             Very truly yours,

                        BRIDGE FACILITY CREDIT AGREEMENT

                                   EXHIBIT D-2

                               FORM OF OPINION OF
                         SPECIAL COUNSEL TO THE BORROWER

                                           June 11, 2004


The Co-Syndication Agents,
  the Administrative Agent
  and the lenders party
  to the Credit Agreement referred to below
c/o The Bank of New York,
as Administrative Agent


Re:  CVS Corporation

Ladies and Gentlemen:

     We have acted as special New York counsel to CVS Corporation, a Delaware corporation (the "COMPANY"), in connection with the Bridge Facility Credit Agreement dated as of June 11, 2004 among the Company, the lenders listed on the signature pages thereof (the "LENDERS"), Bank of America, N.A., Credit Suisse First Boston, and Wachovia Securities, Inc., as Co-Syndication Agents, and The Bank of New York, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT") (as in effect on the date hereof, the "CREDIT AGREEMENT"). Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

     We have reviewed an executed copy of the Credit Agreement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of fact and law, as we have deemed necessary or advisable for purposes of this opinion.

                                                                   June 11, 2004

          Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that (i) the Credit Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and (ii) the execution, delivery and performance by the Company of the Credit Agreement (x) require no consent or other action by or in respect of, or filing with, any governmental body, agency or official under New York State law, and (y) do not contravene, or constitute a default under, any provision of New York State law or regulation that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Credit Agreement.

          The foregoing opinions are subject to the following qualifications and assumptions:

          (a) Our opinions are subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability, and the enforceability of indemnification provisions may be limited by Federal or State laws or policies underlying such laws.

          (b) As to various provisions in the Credit Agreement that grant the Administrative Agent or the Lenders certain rights to make determinations or take actions in their discretion, we assume that such discretion will be exercised in good faith and in a commercially reasonable manner.

          (c) We express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located that may limit the rate of interest that such Lender may charge or collect.

          (d) We express no opinion as to the effect of Section 548 of the United States Bankruptcy Code or any similar provisions of State law.

          (e) We have assumed, with your permission and without independent investigation, that (i) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) the execution, delivery and performance by the Company of the Credit Agreement are within its corporate powers and have been duly authorized by all necessary corporate and other action, and (iii) the execution, delivery and performance by the Company of the Credit Agreement
     (x) require no consent or other action by or in respect of, or filing with, any governmental body, agency or official under United States federal law or the Delaware General Corporation Law and (y) do not contravene, or constitute a default under, any provision of (a) United States federal law or regulation or the Delaware

     General Corporation Law, or (b) the certificate of incorporation or bylaws of the Company.

          We are members of the bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York.

          This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (other than an assignee permitted under Section
11.7 of the Credit Agreement) without our prior written consent.

                                              Very truly yours,

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                        BRIDGE FACILITY CREDIT AGREEMENT

                                    EXHIBIT E

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

     Reference is made to the Bridge Facility Credit Agreement, dated as of June 11, 2004 (as amended and in effect on the date hereof, the "CREDIT AGREEMENT"), by and among CVS Corporation, the Lenders party thereto, the co-syndication agents named therein, and The Bank of New York, as Administrative Agent. Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

     The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date (defined below), the interests set forth below (the "ASSIGNED INTEREST") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitment and the Loans owing to the Assignor that are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date, (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender under the Loan Documents and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Loan Documents.

     This Assignment and Acceptance is being delivered to the Administrative Agent, together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 3.10(b) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [ASSIGNEE/ASSIGNOR](1) shall pay the fee payable to the Administrative Agent pursuant to Section 11.7(b) of the Credit Agreement.

     THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

--------
(1)  DELETE INAPPLICABLE TERM.

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Effective Date of
Assignment (the "ASSIGNMENT DATE"):

Commitment Assigned:

Principal Amount of Loans Assigned:


                            [SIGNATURE PAGE FOLLOWS]

The terms set forth above are hereby agreed to:

                                       [NAME OF ASSIGNOR], as Assignor


                                       By:
                                          ----------------------------
                                       Name:
                                            --------------------------
                                       Title:
                                             -------------------------


                                       [NAME OF ASSIGNEE], as Assignee


                                       By:
                                          ----------------------------
                                       Name:
                                            --------------------------
                                       Title:
                                             -------------------------


     The undersigned hereby consent to the within assignment:


                                       CVS CORPORATION


                                       By:
                                          ----------------------------
                                       Name:
                                            --------------------------
                                       Title:
                                             -------------------------


                                       THE BANK OF NEW YORK,
                                       as Administrative Agent


                                       By:
                                          ----------------------------
                                       Name:
                                            --------------------------
                                       Title:
                                             -------------------------